Prospectus supplement dated July 29, 2004 (to prospectus dated May 14, 2004)


                                  $659,141,100

                                  (APPROXIMATE)

                         BEAR STEARNS ALT-A TRUST 2004-9

                                     ISSUER

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                 MASTER SERVICER

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                                    DEPOSITOR

   BEAR STEARNS ALT-A TRUST, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-9

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-13 IN THIS PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

THE TRUST

The trust will consist primarily of a pool of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties, divided into seven loan groups. The trust will issue the certificates which will represent the entire beneficial interest in the trust.

The certificates are obligations only of the trust. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

CREDIT ENHANCEMENT

o the offered certificates will have credit enhancement in the form of subordination.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 100.50% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, less expenses. See "Method of Distribution" in this prospectus supplement.

The  Underwriter  will  deliver  to  purchasers  the  offered   certificates  in
book-entry form through The Depository Trust Company on or about July 30, 2004.

                            BEAR, STEARNS & CO. INC.
                                   UNDERWRITER

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of this series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

THE DEPOSITOR'S PRINCIPAL OFFICES ARE LOCATED AT 383 MADISON AVENUE, NEW YORK, NEW YORK 10179 AND ITS PHONE NUMBER IS (212) 272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY, THE SELLER, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, EMC MORTGAGE CORPORATION, THE TRUSTEE, EACH RECIPIENT OF THE RELATED PROSPECTUS SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A CERTIFICATE, AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES, REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE, IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS, TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS, THE TRANSACTIONS DESCRIBED HEREIN AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE EXCEPT WHERE CONFIDENTIALITY IS REASONABLY NECESSARY TO COMPLY WITH THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

 Caption .......................................................   Page

 SUMMARY OF PROSPECTUS SUPPLEMENT .................................S-1
 RISK FACTORS .....................................................S-13
 THE MORTGAGE POOL ................................................S-21
 General ..........................................................S-21
 Special Characteristics of the Mortgage Loans.....................S-23
 Indices on the Mortgage Loans ....................................S-23
 THE MASTER SERVICER AND THE SERVICERS ............................S-24
 General ..........................................................S-24
 The Master Servicer ..............................................S-25
 The Servicers ....................................................S-25
 MORTGAGE LOAN ORIGINATION ........................................S-33
 General ..........................................................S-33
 ADDITIONAL INFORMATION ...........................................S-43
 DESCRIPTION OF THE
    CERTIFICATES ..................................................S-44
 General ..........................................................S-44
 Registration of the Book-Entry
    Certificates ..................................................S-45
 Definitive Certificates ..........................................S-46
 Distributions on the Certificates ................................S-47
 Interest Distributions ...........................................S-51
 Principal Distributions on the Senior Certificates................S-53
 Principal Distributions on the Subordinate Certificates ..........S-55
 Monthly Advances .................................................S-56
 Reports to Certificateholders ....................................S-57
 Allocation of Losses; Subordination ..............................S-57
 Restrictions on Transfer of the Residual Certificates ............S-59
 YIELD ON THE CERTIFICATES ........................................S-59
 General ..........................................................S-59
 Prepayment Considerations ........................................S-59
 Allocation of Principal Payments .................................S-61
 Interest Shortfalls and Realized Losses ..........................S-61
 Pass-Through Rates ...............................................S-62
 Assumed Final Distribution Date ..................................S-63
 Weighted Average Life ............................................S-63
 Yield Sensitivity Of The Subordinate Certificates.................S-72
 Additional Yield Considerations Applicable Solely
  To The Residual Certificates.....................................S-72
 POOLING AND SERVICING AGREEMENT ..................................S-72
 General ..........................................................S-72
 Assignment of the Mortgage Loans .................................S-73
 Representations and Warranties ...................................S-73
 The Trustee ......................................................S-74
 The Securities Administrator .....................................S-74
 Servicing and Other Compensation and Payment of Expenses .........S-75
 Realization Upon Defaulted
    Mortgage Loans ................................................S-75
 The Protected Accounts ...........................................S-75
 The Master Servicer Collection Account ...........................S-75
 The Distribution Account .........................................S-76
 Voting Rights ....................................................S-76
 Termination ......................................................S-77
 FEDERAL INCOME TAX CONSEQUENCES ..................................S-78
 General ..........................................................S-78
 Special Tax Considerations Applicable to Residual Certificates ...S-79 Characterization of the Offered
    Certificates ..................................................S-81
 METHOD OF DISTRIBUTION ...........................................S-81
 SECONDARY MARKET .................................................S-82
 LEGAL OPINIONS ...................................................S-82
 RATINGS ..........................................................S-82
 LEGAL INVESTMENT .................................................S-83
 ERISA CONSIDERATIONS .............................................S-84
 GLOSSARY .........................................................S-86

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary is a very broad overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement or in the following summary have the meanings assigned to them in the glossary at the end of the prospectus.

Issuer or Trust.............................  Bear Stearns ALT-A Trust 2004-9.
Title of Series.............................  Bear  Stearns  ALT-A  Trust,
                                              Mortgage  Pass-Through
                                              Certificates, Series 2004-9.
Cut-off Date................................  July 1, 2004.
Closing Date................................  On or about July 30, 2004.
Depositor...................................  Structured Asset Mortgage
                                              Investments II Inc.
Seller......................................  EMC Mortgage Corporation, an
                                              affiliate of the depositor.
Master Servicer.............................  Wells Fargo Bank, National
                                              Association.
Servicers...................................  Union  Federal  Bank  of
                                              Indianapolis,   Countrywide  Home
                                              Loans Servicing LP, EMC  Mortgage
                                              Corporation     and     SouthTrust
                                              Mortgage     Corporation.      The
                                              remainder  of the  mortgage  loans
                                              will  be   serviced   by   various
                                              servicers,   none  of  which  will
                                              service   more  than  10%  of  the
                                              mortgage loans in the aggregate.

Trustee ....................................  JPMorgan Chase Bank.
Securities Administrator....................  Wells Fargo Bank, National
                                              Association.
Distribution Dates..........................  Distributions on the offered certificates will be made on the
                                              25th day of each month, or, if
                                              such day is not a business  day,
                                              on the next succeeding business
                                              day, beginning in August 2004.
Offered Certificates........................  The classes of offered certificates and their
                                              pass-through  rates and current
                                              principal amounts are set forth in
                                              the table below.

                              OFFERED CERTIFICATES


                    PASS-THROUGH         INITIAL CURRENT      INITIAL RATING
CLASS                   RATE            PRINCIPAL AMOUNT       (S&P/MOODY'S)            DESIGNATION

I-A-1               Variable Rate        $  50,023,000           AAA/Aaa           Group I Super/Senior
I-A-2               Variable Rate        $   1,091,000           AAA/Aa1          Group I Senior/Support
II-A-1              Variable Rate        $ 180,282,000           AAA/Aaa          Group II Super/Senior
                                                                                         Group II

II-A-2              Variable Rate        $   7,512,000           AAA/Aa1              Senior/Support
III-A-1             Variable Rate        $ 110,848,000           AAA/Aaa             Group III Senior
IV-A-1              Variable Rate        $  13,517,000           AAA/Aaa             Group IV Senior
V-A-1               Variable Rate        $  42,410,000           AAA/Aaa              Group V Senior
                                                                                         Group VI

VI-A-1              Variable Rate        $  40,487,000           AAA/Aaa            Senior/Conforming
                                                                                        Group VII
VII-A-1             Variable Rate        $ 181,185,000           AAA/Aaa            Senior/Conforming
R                   Variable Rate        $         100           AAA/NA                  Residual
B-1                 Variable Rate        $  13,718,000           AA/Aa2             Crossed Subordinate
B-2                 Variable Rate        $  10,707,000            A/A2              Crossed Subordinate
B-3                 Variable Rate        $   7,361,000          BBB/Baa2            Crossed Subordinate

TOTAL OFFERED CERTIFICATES:              $ 659,141,100


                            NON-OFFERED CERTIFICATES



                    PASS-THROUGH         INITIAL CURRENT      INITIAL RATING
CLASS                   RATE            PRINCIPAL AMOUNT       (S&P/MOODY'S)            DESIGNATION

B-4                 Variable Rate        $   5,018,000            BB/NA             Crossed Subordinate
B-5                 Variable Rate        $   3,012,000            B/NA              Crossed Subordinate
B-6                 Variable Rate        $   2,010,317             NA               Crossed Subordinate
TOTAL NON-OFFERED CERTIFICATES:          $  10,040,317
TOTAL CERTIFICATES:                      $ 669,181,417

OTHER INFORMATION:


The pass-through rates on the certificates are described in detail on pages S-9 and S-10 in this prospectus supplement.

THE TRUST

The Depositor will establish a trust with respect to the Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2004-9, pursuant to a pooling and servicing agreement dated as of July 1, 2004, among the depositor, the master servicer, the securities administrator, the trustee and the seller.

See "Description of the Certificates" in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and/or principal on the offered certificates will be made only from payments received in connection with the mortgage loans described below.

THE ORIGINATORS

Approximately  32.44%,  53.34%,  17.88%, 38.23% and 31.03% of the group I, group
III, group IV, group VI and group VII mortgage loans, respectively, were originated by EMC Mortgage Corporation, or EMC. All of the group II mortgage loans were originated by Countrywide Home Loans, Inc., or Countrywide. Approximately 19.78% and 40.32% of the group III and group VII mortgage loans, respectively, were originated by RBC Mortgage Company, or RBC. Approximately 2.03%, 10.19%, 75.11%, 25.50% and 18.85% of the group I, group III, group IV, group VI and group VII mortgage loans, respectively, were originated by SouthTrust Mortgage Corporation, or SouthTrust. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

THE SERVICERS

Approximately 23.88% of the mortgage loans will be serviced by Union Federal Bank of Indianapolis, or Waterfield, approximately 29.93% of the mortgage loans will be serviced by Countrywide Home Loans Servicing LP, or Countrywide Servicing, approximately 24.44% of the mortgage loans will be serviced by EMC and approximately 10.67% of the mortgage loans will be serviced by SouthTrust. The remainder of the mortgage loans will be serviced by various servicers, none of which will service more than 10% of the mortgage loans in the aggregate.

THE MORTGAGE LOANS

The trust will contain approximately 2,366 first lien adjustable rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.

The mortgage loans have an aggregate principal balance of approximately $669,181,317 as of the Cut-off Date.

After an initial fixed-rate period of three, five, seven or ten years, the interest rate on each mortgage loan will be adjusted semi-annually based on Six-Month LIBOR, or annually based on One-Year LIBOR or One-Year Treasury, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under "The Mortgage Pool" in this prospectus supplement. The related index is as described under "The Mortgage Pool--Indices on the Mortgage Loans" in this prospectus supplement.

The mortgage loans have been divided into seven principal loan groups, designated as group I, group II, group III, group IV, group V, group VI and group VII as more fully described below and in Schedule A to this prospectus supplement. The group I, group II, group III, group IV, group V, group VI and group VII certificates will be entitled to receive distributions solely with respect to the group I, group II, group III, group IV, group V, group VI and group VII mortgage loans, respectively, except under the limited circumstances described in this prospectus supplement.

Approximately 95.92%,  78.03%,  81.08%, 89.31%, 46.08%, 91.29% and 80.02% of the
group I, group II, group III, group IV, group V, group VI and group VII mortgage loans, respectively, will require payment of interest only for the initial period set forth in the related mortgage note.

Approximately 25.41% and 0.17% of the group V and group VII mortgage loans, respectively, are assumable in accordance with the terms of the related mortgage note.

THE GROUP I MORTGAGE LOANS

The following table summarizes the approximate characteristics of all of the mortgage loans in group I as of the cut-off date:



Number of mortgage loans:.......................................................118
Aggregate scheduled principal
   balance: ....................................................................$ 54,521,867
Range of scheduled principal
   balances: ...................................................................$95,947 to $1,488,000
Average scheduled principal
    balance: ...................................................................$462,050
Range of mortgage rates: .......................................................3.500% to 7.000%
Weighted average mortgage rate: ................................................5.333%
Range of remaining terms to stated maturity (months): ..........................358 to 360 months
Weighted average remaining term to stated maturity (months):....................360 months
Weighted average loan-to-value ratio at origination:............................75.56%
Weighted average gross margin: .................................................2.326%
Weighted average cap at first interest adjustment date: ........................2.382%
Weighted average periodic cap: .................................................1.490%
Weighted average maximum lifetime mortgage rate (per annum): ...................11.267%
Weighted average months to first interest adjustment date (months): ............36
Loan Index Type:
1 Year LIBOR ...................................................................27.15%
6 Month LIBOR ..................................................................72.85%

THE GROUP II MORTGAGE LOANS

The following table summarizes the approximate characteristics of all of the mortgage loans in group II as of the cut-off date:

Number of mortgage loans: ......................................................406
Aggregate scheduled principal
   balance: ....................................................................$200,313,648
Range of scheduled principal
   balances: ...................................................................$333,959 to $1,748,500
Average scheduled principal
   balance: ....................................................................$493,383
Range of mortgage rates: .......................................................4.750% to 7.875%
Weighted average mortgage rate: ................................................5.831%
Range of remaining terms to stated maturity (months): ..........................356 to 360 months
Weighted average remaining term to stated maturity (months):....................360 months
Weighted average loan-to-value ratio at origination:............................74.44%
Weighted average gross margin: .................................................2.259%
Weighted average cap at first interest adjustment date: ........................4.992%
Weighted average periodic cap: .................................................2.000%
Weighted average maximum lifetime mortgage rate (per annum): ...................10.834%
Weighted average months to first interest adjustment date (months): ............60
Loan Index Type:
1 Year LIBOR ...................................................................100%

THE GROUP III MORTGAGE LOANS

The following  table  summarizes the approximate  characteristics  of all of the mortgage loans in group III as of the cut-off date:
Number of mortgage loans: ......................................................340

Aggregate scheduled principal
   balance: ....................................................................$ 118,238,292
Range of scheduled principal
   balances: ...................................................................$54,400 to $2,000,000
Average scheduled principal
   balance: ....................................................................$ 347,760



Range of mortgage rates: .......................................................3.750% to 7.375%
Weighted average mortgage rate: ................................................5.628%
Range of remaining terms to stated maturity (months): ..........................357 to 360 months
Weighted average remaining term to stated maturity (months):....................360 months
Weighted average loan-to-value ratio at origination:............................74.25%
Weighted average gross margin: .................................................2.277%
Weighted average cap at first interest adjustment date: ........................5.206%
Weighted average periodic cap: .................................................1.319%
Weighted average maximum lifetime mortgage rate (per annum): ...................10.926%
Weighted average months to first interest adjustment date (months): ............60
Loan Index Type:
1 Year LIBOR ...................................................................7.67%
6 Month LIBOR ..................................................................92.33%

THE GROUP IV MORTGAGE LOANS

The following table summarizes the approximate characteristics of all of the mortgage loans in group IV as of the cut-off date:

Number of mortgage loans: ......................................................44
Aggregate scheduled principal
   balance: ....................................................................14,418,792
Range of scheduled principal
   balances: ...................................................................$104,500 to $813,750
Average scheduled principal
   balance: ....................................................................$327,700
Range of mortgage rates: .......................................................4.250% to 7.000%
Weighted average mortgage rate: ................................................5.462%
Range of remaining terms to stated maturity (months): ..........................358 to 360 months
Weighted average remaining term to stated maturity (months):....................359 months
Weighted average loan-to-value ratio at origination:............................76.57%
Weighted average gross margin: .................................................2.250%
Weighted average cap at first interest adjustment date: ........................5.000%
Weighted average periodic cap: .................................................1.000%
Weighted average maximum lifetime mortgage rate (per annum): ...................10.462%
Weighted average months to first interest adjustment date (months): ............83
Loan Index Type:
6 Month LIBOR ..................................................................100%

THE GROUP V MORTGAGE LOANS

The following table summarizes the approximate characteristics of all of the mortgage loans in group V as of the cut-off date:

Number of mortgage loans: ......................................................188
Aggregate scheduled principal
   balance: ....................................................................$45,238,102
Range of scheduled principal
   balances: ...................................................................$53,755 to $1,494,447
Average scheduled principal
   balance: ....................................................................240,628
Range of mortgage rates: .......................................................4.250% to 8.000%
Weighted average mortgage rate: ................................................5.579%
Range of remaining terms to stated maturity (months): ..........................343 to 360 months
Weighted average remaining term to stated maturity (months):....................356 months
Weighted average loan-to-value ratio at origination:............................76.42%
Weighted average gross margin: .................................................2.592%
Weighted average cap at first interest adjustment date: ........................4.778%
Weighted average periodic cap: .................................................1.565%
Weighted average maximum lifetime mortgage rate (per annum): ...................11.013%
Weighted average months to first interest adjustment date (months): ............116
Loan Index Type:
1 Year LIBOR ...................................................................1.20%
1 Year Treasury ................................................................47.50%
6 Month LIBOR ..................................................................51.30%


THE GROUP VI MORTGAGE LOANS

The following table summarizes the approximate characteristics of all of the mortgage loans in group VI as of the cut-off date:

Number of mortgage loans: ......................................................231

Aggregate scheduled principal
   balance: ....................................................................$43,186,608
Range of scheduled principal
   balances: ...................................................................$43,920 to $553,200
Average scheduled principal
   balance: ....................................................................$186,955
Range of mortgage rates: .......................................................3.000% to 7.125%
Weighted average mortgage rate: ................................................4.916%
Range of remaining terms to stated maturity (months): ..........................357 to 360 months
Weighted average remaining term to stated maturity (months):  359 months
Weighted average loan-to-value ratio at origination: 78.19%
Weighted average gross margin: .................................................2.372%
Weighted average cap at first interest adjustment date: ........................2.866%
Weighted average periodic cap: .................................................1.123%
Weighted average maximum lifetime mortgage rate (per annum): ...................10.737%
Weighted average months to first interest adjustment date (months): ............35
Loan Index Type:
1 Year LIBOR ...................................................................3.94%
6 Month LIBOR ..................................................................96.06%

The principal balances of the group VI mortgage loans will not exceed the limits established  by Freddie Mac in  connection  with  Freddie  Mac's  mortgage  loan purchase program ...............................................................

THE GROUP VII MORTGAGE LOANS

The following table summarizes the approximate characteristics of all of the mortgage loans in group VII as of the cut-off date:

Number of mortgage loans: ......................................................1,039
Aggregate scheduled principal
   balance: ....................................................................$193,264,008
Range of scheduled principal
   balances: ...................................................................$40,700 to $620,000
Average scheduled principal
   balance: ....................................................................$186,010
Range of mortgage rates: .......................................................3.625% to 7.625%
Weighted average mortgage rate: ................................................5.337%
Range of remaining terms to stated maturity (months): ..........................356 to 360 months
Weighted average remaining term to stated maturity (months):....................359 months
Weighted average loan-to-value ratio at origination:............................75.75%
Weighted average gross margin: .................................................2.290%
Weighted average cap at first interest adjustment date: ........................5.439%
Weighted average periodic cap: .................................................1.456%
Weighted average maximum lifetime mortgage rate (per annum): ...................10.941%
Weighted average months to first interest adjustment date (months): ............59
Loan Index Type:
1 Year LIBOR ...................................................................1.03%
6 Month LIBOR ..................................................................98.97%

The  principal  balances  of the group VII  mortgage  loans  will not exceed the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program ...............................................................

ALL MORTGAGE LOANS

The following table summarizes the approximate characteristics of the mortgage loans in all seven loan groups as of the cut-off date:

Number of mortgage loans: ......................................................2,366
Aggregate scheduled principal
   balance: ....................................................................$669,181,317
Range of scheduled principal
   balances: ...................................................................$40,700 to $2,000,000

                                      S-7

Average scheduled principal
   balance: ....................................................................$282,832
Range of mortgage rates: .......................................................3.000% to 8.000%
Weighted average mortgage rate: ................................................5.544%
Range of remaining terms to stated maturity (months): ..........................343 to 360 months
Weighted average remaining term to stated maturity (months):....................359 months
Weighted average loan-to-value ratio at origination:............................75.30%
Weighted average gross margin: .................................................2.306%
Weighted average cap at first interest adjustment date: ........................4.810%
Weighted average periodic cap: .................................................1.584%
Weighted average maximum lifetime mortgage rate (per annum): ...................10.914%
Weighted average months to first interest adjustment date (months): ............60
Loan Index Type:
1 Year LIBOR ...................................................................34.14%
1 Year Treasury ................................................................3.21%
6 Month LIBOR ..................................................................62.65%

For additional information regarding the mortgage loans, see "The Mortgage Pool" in this prospectus supplement and Schedule A, which is attached and is part of this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

GENERAL

The trust will issue the  certificates in seven  certificate  groups.  The Class
I-A-1 Certificates and Class I-A-2 Certificates will represent interests principally in loan group I, and are sometimes referred to herein as the group I senior certificates or the Class I-A Certificates. The Class II-A-1 Certificates and Class II-A-2 Certificates will represent interests principally in loan group II and are sometimes referred to herein as the group II senior certificates or the Class II-A Certificates. The Class III-A-1 Certificates will represent interests principally in loan group III and are sometimes referred to herein as the group III senior certificates. The Class IV-A-1 Certificates will represent interests principally in loan group IV, and are sometimes referred to herein as the group IV senior certificates. The Class V-A-1 Certificates will represent interests principally in loan group V, and are sometimes referred to herein as the group V senior certificates. The Class VI-A-1 Certificates will represent interests principally in loan group VI, and are sometimes referred to herein as the group VI senior certificates. The Class VII-A-1 Certificates will represent interests principally in loan group VII, and are sometimes referred to herein as the group VII senior certificates. Payments of interest and principal on each class of senior certificates will be made first from mortgage loans in the related loan group and thereafter, in limited circumstances as further described herein, from mortgage loans in the other loan groups.

The Class B-1, Class B-2 and Class B-3 Certificates will each represent subordinated interests in all of the mortgage loans and are sometimes referred to herein as the offered subordinate certificates.

In addition, the Class R Certificates (also referred to herein as the Class R Certificates or the residual certificates) will represent the residual interests in the real estate mortgage investment conduits established by the trust. The Class R, Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class IV-A-1, Class V-A-1, Class VI-A-1, Class VII-A-1, Class B-1, Class B-2 and Class B-3 Certificates are sometimes referred to herein as the offered certificates.

The trust will also issue Class B-4, Class B-5 and Class B-6 Certificates, which are not offered by this prospectus supplement, and are sometimes referred to herein as the non-offered subordinate certificates. The non-offered subordinate certificates, together with the offered subordinate certificates are sometimes referred to herein as the subordinate certificates. The non-offered subordinate certificates have an initial principal balance of $10,040,317.

The non-offered subordinate certificates, together with the offered certificates are sometimes referred to herein as the certificates.

The assumed final distribution date for the offered certificates is September 2034.

RECORD DATE

For each class of offered certificates, and for any distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

DENOMINATIONS

For each class of senior certificates, other than the residual certificates, $1,000 and multiples of $1.00 in excess thereof except that one certificate of each class may be issued in the remainder of the class. For each class of offered subordinate certificates, $25,000 and multiples of $1.00 in excess thereof except that one certificate of each class may be issued in the remainder of the class.

The residual certificate will be issued as a single certificate of $100.

REGISTRATION OF OFFERED CERTIFICATES

The trust will issue the offered certificates, other than the residual certificates, initially in book-entry form. Persons acquiring interests in these offered certificates will hold their beneficial interests through The Depository Trust Company. The trust will issue the residual certificates in certificated fully-registered form.

We refer you to "Description of the Certificates--Registration of the Book-Entry Certificates" in this prospectus supplement.

PASS THROUGH RATES

The pass-through rates on each class of offered certificates are as follows:

The Class I-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group I mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.158% per annum.

The Class I-A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group I mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.158% per annum.

The Class II-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group II mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.518% per annum.

The Class II-A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group II mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.518% per annum.

The Class III-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group III mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.290% per annum.

The Class IV-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group IV mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.181% per annum.

The Class V-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group V mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.297% per annum.

The Class VI-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group VI mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 4.541% per annum.

The Class VII-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group VII mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.036% per annum.

The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the net rates of the mortgage loans in each loan group weighted in proportion to the excess of the aggregate scheduled principal balance of each such loan group over the aggregate current principal balance of the senior certificates related to such loan group. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.224% per annum.

The Class R Certificates do not have a pass-through rate and will not bear interest.

INTEREST PAYMENTS

On each distribution date holders of the offered certificates (other than the Class R Certificates) will be entitled to receive:

o the interest that has accrued on the current principal amount of such certificates at the related pass-through rate during the related accrual period, and

o    any interest due on a prior distribution date that was not paid, less

o    interest shortfalls allocated to such certificates.


The accrual period for the offered certificates (other than the Class R Certificates) will be the calendar month immediately preceding the calendar month in which a distribution date occurs.

Calculations of interest on the offered certificates will be based on a 360-day year that consists of twelve 30-day months.

PRINCIPAL  PAYMENTS

On each distribution date, holders of the offered certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions on the Class I-A Certificates will generally include principal payments on the group I mortgage loans. Monthly principal distributions on the Class II-A Certificates will generally include principal payments on the group II mortgage loans. Monthly principal distributions on the Class III-A-1 Certificates will generally include principal payments on the group III mortgage loans. Monthly principal distributions on the Class IV-A-1 Certificates will generally include principal payments on the group IV mortgage loans. Monthly principal distributions on the Class V-A-1 Certificates will generally include principal payments on the group V mortgage loans. Monthly principal distributions on the Class VI-A-1 Certificates will generally include principal payments on the group VI mortgage loans. Monthly principal distributions on the Class VII-A-1 Certificates will generally include principal payments on the group VII mortgage loans. You should review the priority of payments described under "Description of the Certificates -- Distributions on the Certificates" in this prospectus supplement. See also "Description of the Certificates-- Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Subordinate Certificates" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination. By issuing senior certificates and subordinate certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a payment priority over the subordinate certificates. Among the classes of subordinate certificates, each class of Class B Certificates with a lower numerical class designation will have payment priority over each class of Class B Certificates with a higher numerical class designation.

Between the Class I-A-1 Certificates and the Class I-A-2 Certificates, the Class I-A-1 Certificates have protection against the principal portion of losses on the Group I mortgage loans if the current principal amount of the subordinate certificates has been reduced to zero. Between the Class II-A-1 Certificates and the Class II-A-2 Certificates, the Class II-A-1 Certificates have protection against the principal portion of losses on the Group II mortgage loans if the current principal amount of the subordinate certificates has been reduced to zero.

Subordination provides the holders of certificates of a certificate group having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in the related loan group exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. This loss protection is accomplished by allocating the principal portion of any realized losses on the mortgage loans among the certificates, beginning with the subordinate certificates with the lowest payment priority, until the current principal amount of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of subordinate certificates, until the current principal amount of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans in a mortgage loan group will be allocated to the related senior certificates in proportion to their remaining current principal amounts, except as described in the previous paragraph.

As of the closing date, the aggregate current principal amount of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 6.25% of the aggregate current principal amount of all classes of the certificates. As of the closing date, the aggregate current principal amount of the Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 1.50% of the aggregate current principal amount of all classes of the certificates.

In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group will be allocated to the senior certificates of the related certificate group to the extent described in this prospectus supplement on each distribution date during the first seven years after the closing date (with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement), unless certain subordination levels are achieved and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates relating to each loan group as a whole while, in the absence of realized losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

ADVANCES

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, in general, to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

OPTIONAL TERMINATION

At its option, the depositor or its designee may purchase from the trust all the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates after the scheduled principal balance of the mortgage loans (and properties acquired in respect thereof), remaining in the trust has been reduced to less than 10% of the scheduled principal balance of the mortgage loans, as of the cut-off date. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat the mortgage loans and certain related assets as one or more real estate mortgage investment conduits for federal income tax purposes.

See "Federal Income Tax Consequences" in this prospectus supplement.

RATINGS

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Standard & Poors Rating Services, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P, and Moody's Investors Service, Inc., which is referred to herein as Moody's:

OFFERED CERTIFICATES             S&P       MOODY'S
--------------------             ---       -------
Class I-A-1                      AAA         Aaa
Class I-A-2                      AAA         Aa1
Class II-A-1                     AAA         Aaa
Class II-A-2                     AAA         Aa1
Class III-A-1                    AAA         Aaa
Class IV-A-1                     AAA         Aaa
Class V-A-1                      AAA         Aaa
Class VI-A-1                     AAA         Aaa
Class VII-A-1                    AAA         Aaa
Class R                          AAA         NA
Class B-1                        AA          Aa2
Class B-2                         A          A2
Class B-3                        BBB        Baa2
-----------------------------

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

See "Yield on the Certificates" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

LEGAL INVESTMENT

The offered certificates (other than the Class B-2 Certificates and Class B-3 Certificates) will constitute "mortgage related securities" for purposes of SMMEA. The Class B-2 Certificates and Class B-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the residual certificates) may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

See "ERISA Considerations" in this prospectus supplement.

                                  RISK FACTORS

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE.

         The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

CREDIT ENHANCEMENT IS LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATES.

         The   subordination   of  the  Class  B-4,  Class  B-5  and  Class  B-6
Certificates to the offered certificates as described in this prospectus supplement, is intended to enhance the likelihood that holders of the senior certificates, and to a more limited extent, that holders of the offered subordinate certificates, will receive regular payments of interest and principal and to provide the holders of the senior certificates, and to a more limited extent, the holders of the offered subordinate certificates, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in the related loan group exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses among the certificates, beginning with the subordinate certificates with the lowest payment priority, until the current principal amount of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of subordinate certificates, until the current principal amount of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses will be allocated, in the case of realized losses on the group I mortgage loans, first to the Class I-A-2 Certificates until the current principal amount of the Class I-A-2 Certificates has been reduced to zero, and then to the Class I-A-1 Certificates, in the case of realized losses on the group II mortgage loans, first to the Class II-A-2 Certificates until the current principal amount of the Class II-A-2 Certificates has been reduced to zero, and then to the Class II-A-1 Certificates, in the case of realized losses on the group III mortgage loans, to the Class III-A-1 Certificates, in the case of realized losses on the group IV mortgage loans, to the Class IV-A-1 Certificates, in the case of realized losses on the group V mortgage loans, to the Class V-A-1 Certificates, in the case of realized losses on the group VI mortgage loans, to the Class VI-A-1 Certificates, and in the case of realized losses on the group VII mortgage loans, to the Class VII-A-1 Certificates. Accordingly, if the aggregate current principal amount of the non-offered subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the offered subordinate certificates and, if the aggregate current principal amount of the offered subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to the holders of the senior certificates in the related certificate group.

         The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in the prospectus.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES WILL BE AFFECTED BY PREPAYMENT SPEEDS.

         The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans in the related loan group and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately 21.74%, 1.55%, 40.59%, 11.91%, 23.17%, 11.98% and 4.26% of the group I, group II, group III, group IV, group V, group VI and group VII mortgage loans, respectively, a prepayment within one to five years of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See "The Mortgage Pool" in this prospectus supplement.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.

         On each distribution date during the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the senior certificates in the related certificate group, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement, unless the amount of subordination provided to the senior certificates by the subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each certificate group as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans the subordinate certificates evidence.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see "Yield on the Certificates" in this prospectus supplement, including the tables entitled "Percent of Initial Principal Amount Outstanding at the Following CPR Percentage" in this prospectus supplement.

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS.

         The yield to maturity on the offered certificates will depend, in general, on:

          o    the applicable purchase price; and

          o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the current principal amount of the offered certificates, as well as other factors.

         The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general, if the offered certificates are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a 25% constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See "Yield on the Certificates" in this prospectus supplement.

A TRANSFER OF SERVICING MAY RESULT IN AN INCREASED RISK OF DELINQUENCY AND LOSS ON THE MORTGAGE LOANS.

         The primary servicing for a portion of the mortgage loans will be transferred to EMC on or before August 1, 2004. Investors should note that when the servicing of mortgage loans is transferred, there is generally an increase in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

THE UNDERWRITING STANDARDS OF SOME OF THE MORTGAGE LOANS DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC, AND MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO THOSE MORTGAGE LOANS.

         Some of the mortgage loans were underwritten in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the related originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the related offered certificates.


BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS.

         If the trust fund issues certificates in book-entry form, certificateholders may experience delays in receipt of payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS.

         The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES.

         As of the cut-off date, approximately 95.92%, 78.03%, 81.08%, 89.31%, 46.08%, 91.29% and 80.02% of the group I, group II, group III, group IV, group V, group VI and group VII mortgage loans, respectively, have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

THE YIELD OF SOME CLASSES OF OFFERED CERTIFICATES ARE PARTICULARLY SENSITIVE TO DEFAULTS ON THE MORTGAGE LOANS.

         The weighted average lives of, and the yield to maturity on, the Class B-1, Class B-2 and Class B-3 Certificates will be progressively more sensitive, to losses due to defaults on the mortgage loans (and the timing thereof), to the extent these losses are not covered by the subordinate certificates with a lower payment priority (including covered by the non-offered subordinate certificates, which are not offered by this prospectus supplement). Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by any class of subordinate certificates may be adversely affected by losses on the mortgage loans even if this class does not ultimately bear this loss.

THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF CALIFORNIA, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         As of the cut-off date, approximately 69.21%, 67.94%, 35.12%, 9.33%, 25.18%, 15.89% and 17.96% of the group I, group II, group III, group IV, group V, group VI and group VII mortgage loans, respectively, are secured by property in the State of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED CERTIFICATES.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" in the prospectus.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

THE RATINGS ON THE OFFERED CERTIFICATES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED CERTIFICATES.

         It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in the categories shown on page S-2 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See "Ratings" in this prospectus supplement and "Rating" in the prospectus.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         To the extent that a servicer or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur additional losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental Legislation" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" in the prospectus.

         On the closing date, the seller will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

THE RETURN ON THE OFFERED CERTIFICATES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE LAWS.

         The Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

THE RESIDUAL CERTIFICATES WILL RECEIVE LIMITED DISTRIBUTIONS OF PRINCIPAL AND INTEREST AND MAY HAVE SIGNIFICANT TAX LIABILITIES.

         Holders of the residual certificates are entitled to receive distributions of principal and interest as described in this prospectus supplement, but the holders of the residual certificates are not expected to receive any distributions after the first distribution date. In addition, holders of the residual certificates will have tax liabilities with respect to their certificates during the early years of the term of the trust that substantially exceed the principal and interest payable during or prior to that time. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus and "Yield on the Certificates--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this prospectus supplement.

                                THE MORTGAGE POOL

GENERAL

         References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

         All of the mortgage loans will be acquired by the Depositor on the date of issuance of the Offered Certificates from the Seller, an affiliate of the Depositor and the underwriter, pursuant to the Mortgage Loan Purchase Agreement. The Seller acquired the mortgage loans directly in privately negotiated transactions. See "Mortgage Loan Origination--General" in this prospectus supplement.

         The mortgage pool will consist of approximately 2,366 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $669,181,317, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The mortgage loans have original terms to maturity of not greater than 30 years.

         The mortgage pool has been divided into seven loan groups, designated as Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII, as more fully described below and in Schedule A to this prospectus supplement. Each group of mortgage loans is referred to herein as a Loan Group.

         Loan Group I will consist of approximately 118 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $54,521,867, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%.

         Loan Group II will consist of approximately 406 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $200,313,648, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%.

         Loan Group III will consist of approximately 340 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $118,238,292, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%.

         Loan Group IV will consist of approximately 44 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $14,418,792, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%.

         Loan Group V will consist of approximately 188 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $45,238,102, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%.

         Loan Group VI will consist of approximately 231 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $43,186,608, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The principal balance of each mortgage loan in Loan Group VI will not exceed the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

         Loan Group VII will consist of approximately 1,039 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $193,264,008, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The principal balance of each mortgage loan in Loan Group VII will not exceed the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

         All of the mortgage loans are adjustable rate mortgage loans. After an initial fixed-rate period, the interest rate borne by each mortgage loan will be adjusted semi-annually based on Six-Month LIBOR, or annually based on One-Year LIBOR or One-Year Treasury, each referred to herein as an Index, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date.

         The mortgage loans are being serviced as described below under "The Master Servicer and the Servicers." The mortgage loans were originated generally in accordance with the guidelines described in "Mortgage Loan Origination--General--EMC," "--Countrywide," "--RBC" and "--SouthTrust" in this prospectus supplement.

         All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary "due-on-sale" clause.

         The following paragraphs and the tables included in Schedule A set forth additional information with respect to the mortgage pool.

         Approximately 21.74%, 1.55%, 40.59%,  11.91%,  23.17%, 11.98% and 4.26%
of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII mortgage loans, respectively, provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within one to five years or such other period, as provided in the related mortgage note, from the date of origination of the mortgage loan. The Servicers will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the Offered Certificates. The master servicer or the applicable servicer may, in its discretion, waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Approximately 0.29% of the mortgage loans are covered by a lender-paid primary mortgage insurance policy. The weighted average Lender Paid PMI Rate for the mortgage loans which are covered by a lender paid primary mortgage insurance policy is approximately 0.432%.

SPECIAL CHARACTERISTICS OF THE MORTGAGE LOANS

         Interest Only Loans. Approximately 95.92%, 78.03%, 81.08%, 89.31%, 46.08%, 91.29% and 80.02% of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII mortgage loans, respectively, will require payments of interest only for the initial period set forth in the related mortgage note.

         Assumable Mortgage Loans. Approximately 25.41% and 0.17% of the Group V and Group VII mortgage loans, respectively, are assumable in accordance with the terms of the related mortgage note. See "Yield on the Certificates" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

INDICES ON THE MORTGAGE LOANS

         Six-Month LIBOR.  Approximately 72.85%, 92.33%, 100.00%, 51.30%, 96.06%
and 98.97% of the Group I, Group III, Group IV, Group V, Group VI and Group VII mortgage loans, respectively, will adjust semiannually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

         The following does not purport to be representative of future levels of Six-Month LIBOR. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.



                                                       SIX-MONTH LIBOR
                                                       ---------------

DATE                          1999          2000         2001        2002        2003         2004
----                          ----          ----         ----        ----        ----         ----
January 1.....................5.07%         6.13%        6.20%       2.03%       1.38%        1.22%
February 1....................4.97          6.29         5.26        2.08        1.35         1.21
March 1.......................5.13          6.33         4.91        2.04        1.34         1.17
April 1.......................5.06          6.53         4.71        2.36        1.23         1.16
May 1.........................5.04          6.73         4.30        2.12        1.29         1.38
June 1........................5.25          7.11         3.98        2.08        1.21         1.60
July 1........................5.65          7.00         3.91        1.95        1.12
August 1......................5.71          6.89         3.69        1.87        1.21
September 1...................5.92          6.83         3.45        1.80        1.20
October 1.....................5.96          6.76         2.52        1.71        1.14
November 1....................6.12          6.72         2.15        1.60        1.23
December 1....................6.06          6.64         2.03        1.47        1.27


         One-Year LIBOR.  Approximately 27.15%, 100.00%, 7.67%, 1.20%, 3.94% and
1.03% of the Group I, Group II, Group III, Group V, Group VI and Group VII mortgage loans, respectively, will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

         The following does not purport to be representative of future levels of One-Year LIBOR. No assurance can be given as to the level of One-Year LIBOR on any adjustment date or during the life of any mortgage loan with an Index of One-Year LIBOR.


                                                           ONE-YEAR LIBOR
                                                           --------------

DATE                          1999          2000          2001         2002         2003          2004
----                          ----          ----          ----         ----         ----          ----
January 1.....................5.06%         6.75%        5.17%         2.49%        1.45%        1.48%
February 1....................5.40          6.76          4.88         2.43         1.38          1.37
March 1.......................5.25          6.94          4.67         3.00         1.28          1.34
April 1.......................5.23          7.10          4.44         2.63         1.36          1.81
May 1.........................5.56          7.50          4.24         2.59         1.21          2.08
June 1........................5.84          7.18          4.18         2.28         1.19          2.11
July 1........................5.89          7.08          3.82         2.09         1.16
August 1......................6.06          6.97          3.56         1.90         1.44
September 1...................6.04          6.80          2.64         1.73         1.45
October 1.....................6.25          6.73          2.27         1.64         1.24
November 1....................6.27          6.56          2.39         1.73         1.48
December 1....................6.50          6.00          2.44         1.45         1.60


         One-Year U.S. Treasury. Approximately 47.50% of the Group V mortgage loans will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, or One-Year U.S. Treasury, as reported by the Federal Reserve Board in statistical Release No. H.15(519), or the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note. In the event that the Index specified in a mortgage note is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage note and mortgage.

                      THE MASTER SERVICER AND THE SERVICERS

GENERAL

         Wells Fargo Bank, National Association, referred to in this prospectus supplement as Wells Fargo or the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Seller, the Master Servicer, the Securities Administrator, and the Trustee.

         Primary servicing of the mortgage loans will be provided by Union Federal Bank of Indianapolis, or Waterfield, Countrywide Home Loans Servicing LP, or Countrywide Servicing, EMC Mortgage Corporation, or EMC, SouthTrust Mortgage Corporation, or SouthTrust, and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, each in accordance with their respective servicing agreements which are collectively referred to herein as the Servicing Agreements. Each of the Servicing Agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the Servicing Agreements will be assigned to the trust pursuant to various assignment, assumption and recognition agreements among the related mortgage loan originator, the related Servicer, the Seller and the Trustee on behalf of the certificateholders; provided, however, that the Seller will retain the right to enforce the representations and warranties made to it by each Servicer with respect to the related mortgage loans. The Servicers will be responsible for the servicing of the mortgage loans pursuant to the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer, and shall either find a successor Servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

         The information set forth in the following paragraphs with respect to the Master Servicer and the Servicers has been provided by the respective party. None of Depositor, the Seller, the Securities Administrator, the Underwriter, the Trustee, or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information. Furthermore, neither the Master Servicer, any Servicer, nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of the information set forth in the following paragraphs provided by any person other than itself.

THE MASTER SERVICER

         Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

THE SERVICERS

         Waterfield, Countrywide Servicing, EMC, SouthTrust and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, will service the related mortgage loans in accordance with their respective Servicing Agreements, which will be assigned to the trust on the Closing Date.

Countrywide Servicing

         The information set forth in the following paragraphs has been provided by Countrywide Home Loans Servicing LP, or Countrywide Servicing. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

General

         Countrywide Servicing will act as servicer. The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

         References in the remainder of this prospectus supplement to Countrywide Home Loans should be read to include Countrywide Home Loans, and its consolidated subsidiaries, including Countrywide Servicing. As of June 30, 2004, Countrywide Servicing had a net worth of approximately $11.1 billion. As of June 30, 2004, Countrywide Home Loans provided servicing for approximately $726.277 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

         Delinquency Experience of Countrywide Home Loans

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of mortgage loans originated or acquired by Countrywide Home Loans and serviced or master serviced by Countrywide Home Loans and securitized by certain affiliates of Countrywide Home Loans. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.


                                  AT FEBRUARY 28 (29),                   AT DECEMBER 31,                 AT JUNE 30,
                              --------------------------    ----------------------------------------    -----------
                                  2000           2001           2001          2002           2003           2004
                              -----------    -----------    -----------   -----------    -----------    -----------
                                     (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT LOSSES ON LIQUIDATED MORTGAGE LOANS)

Volume of Loans(1).......     $17,759,361    $21,250,550    $25,658,250   $33,455,108    $48,747,872    $58,628,200
Delinquent   Mortgage  Loans
   and Pending  Foreclosures
   at Period End
   30 - 59 days                   1.36%          1.61%         1.89%          2.11%          2.77%          2.13%
   60 - 89 days                   0.22           0.28           0.39          0.53           1.18            0.74
   90 days or more
   (excluding pending
   foreclosures).........         0.16           0.14           0.23          0.35           1.45            1.09
Total of delinquencies...         1.75%          2.03%         2.50%          2.99%          5.41%           3.95%
Foreclosures pending.....         0.16%          0.27%         0.31%          0.31%          1.39%           0.42%
Total delinquencies and
   Foreclosures pending..         1.91%          2.30%         2.82%          3.31%          6.80%           4.38%
Losses on liquidated
loans(2).................     $(3,076,240)   $(2,988,604)   $(5,677,141)  $(10,788,657)  $(16,159,208)  $(7,363,739)


------------------

(1) "Volume of loans" reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on February 29, 2000 and February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the years ended on December 31, 2002 and December 31, 2003, and (iv) the 6-month period ending on June 30, 2004, respectively.

Waterfield

         The information set forth in the following paragraphs has been provided by Union Federal Bank of Indianapolis, or Waterfield. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         Waterfield Mortgage Company, Inc. was founded in 1928 and is the holding company of the Waterfield Group, which is based in Fort Wayne, Indiana. Waterfield Financial Corp. is a wholly owned subsidiary of Union Federal Bank of Indianapolis, which is a wholly owned subsidiary of Waterfield Mortgage Company, Inc.

         Waterfield Financial Corp. is a one-to-four family residential mortgage loan origination company with retail and wholesale operations throughout the United States. Waterfield Financial Corp.'s retail operation comprises more than 30 branch offices and 225 loan officers located throughout Arizona, California, Colorado, Indiana, Maine, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, Texas and Virginia.

         Union Federal Wholesale is a division of Waterfield Financial Corp. and is located in Fort Wayne, Indiana. Union Federal Wholesale was formed in 1996 to participate in a rapidly expanding wholesale market, specializing in Government insured, Conforming, and Alt-A mortgage products.

         All of Union Federal Wholesale's and Waterfield Financial Corp.'s loan production is funded in the name of Union Federal Bank. Combined retail and wholesale originations in 2003 totaled $11.2 billion, with the Union Federal Wholesale division accounting for 44% of that total, or $4.9 billion.

         Waterfield  Mortgage  Company,  Inc.  is  a  licensed   seller/servicer
approved by Fannie Mae, Freddie Mac, and Ginnie Mae. Waterfield Mortgage Company, Inc.'s servicing portfolio at the end of 2003 totaled $19.3 billion, ranking it among the top 50 mortgage companies nationwide.

Delinquency and Foreclosure Experience of Waterfield

         The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by Waterfield as of the dates indicated. Waterfield's portfolio of mortgage loans may differ significantly from the mortgage loans backing the certificates in terms of underwriting standards, interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans backing the certificates will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE*


                                         As of December 31, 2001                     As of December 31, 2002
                                  ----------------------------------------    -----------------------------------------
                                                                    % by                                        % by
                                  No. of           Principal       Principal   No. of        Principal        Principal
                                   Loans            Balance         Balance     Loans         Balance          Balance
                                  -------      ---------------     --------   -------     ---------------     ---------
Current Loans...............      135,490      $12,495,301,063      94.07%    134,985     $13,891,312,962      93.42%
Period of Delinquency.......
   30 Days..................        6,331          493,244,772       3.71%      6,717         578,357,189       3.89%
   60 Days..................        1,714          130,415,392       0.98%      1,771         156,602,169       1.05%
   90 Days or more..........        1,121           89,779,730       0.68%      1,413         126,807,446       0.85%
Foreclosure.................          979           73,757,035       0.56%      1,269         111,999,561       0.75%
REO.........................           12            1,180,901       0.01%         36           4,011,951       0.03%
                                  -------      ---------------     ------     -------     ---------------     ------
Total Portfolio.............      145,647      $13,283,678,893     100.00%    146,191     $14,869,091,278     100.00%
                                  =======      ===============     ======     =======     ===============     ======
**Bankruptcy                        1,505                            1.03%      1,552                           1.06%




                                         As of December 31, 2003                     As of December 31, 2004
                                  ----------------------------------------    -----------------------------------------
                                                                    % by                                        % by
                                  No. of           Principal       Principal   No. of        Principal        Principal
                                   Loans            Balance         Balance     Loans         Balance          Balance
                                  -------      ---------------     --------   -------     ---------------     ---------

Current Loans...............      152,682   $18,108,755,599.72      93.63%    154,478      $18,518,770,935     94.40%
Period of Delinquency.......
   30 Days..................        6,941       709,574,772.05       3.67%      5,891          571,298,349      2.91%
   60 Days..................        2,013       195,085,906.88       1.01%      1,622          153,633,193      0.78%
   90 Days or more..........        1,671       165,127,701.06       0.85%      1,934          190,987,386      0.97%
Foreclosure.................        1,667       160,302,286.29       0.83%      1,804          179,622,900      0.92%
REO.........................           36         2,284,505.00       0.01%         40         2,450,546.00      0.01%
                                  -------   ------------------     ------     -------   ------------------    ------
Total Portfolio.............      165,010   $19,341,130,771.00     100.00%    165,769   $19,616,763,309.00    100.00%
                                  =======   ==================     ======     =======   ==================    ======
**Bankruptcy                        1,761      $156,905,856.83       1.07%      1,766          162,205,882      0.83%



*    Portfolio  is  comprised  of  FHA,  VA,  conforming   conventional,   Jumbo
     Conventional, and Alt-A product.

**   The actual delinquent bucket reflects active bankruptcies payment status.

EMC

         The information set forth in the following paragraphs has been provided by EMC Mortgage Company, or EMC. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         EMC, a wholly owned subsidiary of The Bear Stearns Companies Inc., was established as a full line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degrees of "non investment grade" up to and including mortgaged properties acquired through foreclosure or deed in lieu of foreclosure. EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

         The principal business of EMC has been the resolution of non performing residential mortgage loan portfolios acquired from Resolution Trust Corporation, from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories:

          o performing investment quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

          o non investment grade, sub performing loans, non performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non performing collateral transactions.

         EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of February 29, 2004, EMC was servicing approximately $15.6 billion of mortgage loans and REO property.

Delinquency and Foreclosure Experience of EMC

         The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the mortgage loans backing the certificates in terms of underwriting standards, interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans backing the certificates will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE1


                                          As of November 30, 2001                       As of November 30, 2002
                                  ----------------------------------------    -----------------------------------------
                                                                    % by                                        % by
                                  No. of           Principal       Principal   No. of        Principal        Principal
                                   Loans            Balance         Balance     Loans         Balance          Balance
                                  -------      ---------------     --------   -------     ---------------     ---------

Current Loans...............        76,892    $4,291,550,897       58.30%       107,444   $6,863,380,896       62.44%
Period of Delinquency3......
   30-59 Days...............        14,425       795,817,499        10.81        17,455    1,044,663,778         9.50
   60-89 Days...............         4,935       279,727,400         3.80         6,524      401,534,696         3.65
   90 Days or more..........        10,257       530,744,768         7.21        13,797      686,521,557         6.25
Foreclosure/bankruptcies4...        19,054     1,213,468,377        16.48        24,299    1,663,845,463        15.14
Real Estate Owned...........         4,234       249,853,497         3.39         5,014      331,882,863         3.02
                                   -------    --------------      ------        -------  ---------------      ------
Total Portfolio.............       129,795    $7,361,162,438      100.00%       174,533  $10,991,829,253      100.00%
                                   =======    ==============      ======        =======  ===============      ======

                                      S-29





                                          As of November 30, 2003                       As of November 30, 2004
                                  ----------------------------------------    -----------------------------------------
                                                                    % by                                        % by
                                  No. of           Principal       Principal   No. of        Principal        Principal
                                   Loans            Balance         Balance     Loans         Balance          Balance
                                  -------      ---------------     --------   -------     ---------------     ---------
Current Loans...............       116,121    $8,638,124,015       68.08%       120,768   11,373,524,198       72.75%
Period of Delinquency3......
   30-59 Days...............        17,011     1,092,638,661         8.61        15,841    1,163,579,382         7.44
   60-89 Days...............         6,194       405,096,220         3.19         5,975      436,200,210         2.79
   90 Days or more..........        15,417       760,682,618         5.99        15,471      811,382,765         5.19
Foreclosure/bankruptcies4...        20,652     1,497,106,926        11.80        20,874    1,560,163,616         9.98
Real Estate Owned...........         3,553       295,106,372         2.33         3,331      288,536,679         1.85
                                   -------   ---------------      ------        -------  ---------------      ------
Total Portfolio.............       168,948   $12,688,754,812      100.00%       182,260  $15,633,386,850      100.00%
                                   =======   ===============      ======        =======  ===============      ======

1 The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

2    For  the  REO  properties,   the  principal  balance  is  at  the  time  of
     foreclosure.

3 No mortgage loan is included in this table as delinquent until it is 30 days past due.

4 Exclusive of the number of loans and principal balance shown in the period of delinquency.

         Since the mortgage loans were originated by various originators at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the mortgage loans in the trust fund or even representative of the mortgage loans in the trust fund being serviced by EMC. There can be no assurance that factors beyond EMC's control, such as national or local economic conditions or downturn in the real estate markets in which the mortgaged properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

SouthTrust

         The information set forth in the following paragraphs has been provided by SouthTrust. None of the Depositor, the Master Servicer, the Seller, the Trustee, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

         SouthTrust is an affiliate of SouthTrust Corporation. SouthTrust Corporation is a $51.9 billion regional bank holding company with headquarters in Birmingham, Alabama. SouthTrust operates 717 financial centers and 893 ATMs in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Texas and Virginia.

DELINQUENCY EXPERIENCE OF SOUTHTRUST

         The following tables summarize the delinquency experience, on the dates indicated, of all mortgage loans serviced by SouthTrust. The data included in the following tables are for informational purposes only. There is no assurance that the delinquency experience of the mortgage loans in the Trust will be similar to that set forth in such tables.

         For purposes of the following tables, (i) STMC shall mean South Trust Mortgage Corporation, (ii) AHFA shall mean Alabama Housing Finance Authority and
(iii) GHFA shall mean Georgia Housing Finance Authority.

                 DELINQUENCIES BY INVESTOR AS OF APRIL 30, 2004



INVESTOR             # OF LOANS        30      60       90     120       TOTAL        RATIO
--------             ----------        --      --       --     ---       -----        -----
 STMC                  2,559           60      14       5       8         87          3.40%
 FNMA                  8,586          108      20       0       2         130         1.51%
 FHLMC                 12,968         230      37       3       7         277         2.14%
 MARKET BANKS/ MBA     15,808         496      121      4       19        640         4.05%
 GNMA                  2,328           96      17       3       0         116         4.98%
 AHFA                   115            12       0       0       0         12          10.43%
 GHFA                   125            10       4       0       0         14          11.20%
 PRIVATE INVESTORS     1,709           17       4       0       2         23          1.35%
 TOTAL                 44,198        1,029     217      15      38       1,299        2.94%


               DELINQUENT BANKRUPTCIES/ FORECLOSURES IN PROCESS /
                      LOSS MITIGATION AS OF APRIL 30, 2004


 INVESTOR                  BANKRUPTCIES            FORECLOSURES              LOSS MITIGATION
 --------                  ------------            ------------              ---------------
 STMC                     82       3.20%           10         0.39%          4             0.16%
 FNMA                     19       0.22%           12         0.14%          1             0.01%
 FHLMC                    84       0.65%           34         0.26%          5             0.04%
 MARKET BANKS/ MBA       214       1.35%          104         0.66%          8             0.05%
 GNMA                     45       1.93%           5          0.22%          2             0.09%
 AHFA                     2        1.74%           0          0.00%          0             0.00%
 GHFA                     4        3.20%           1          0.08%          1             0.80%
 PRIVATE INVESTORS        12       0.70%           0          0.00%          0              0%
TOTAL                    462                      166                       21




                DELINQUENCIES BY INVESTOR AS OF NOVEMBER 30, 2003



INVESTOR                 # OF LOANS      30      60      90     120        TOTAL        RATIO
--------                 ----------      --      --      --     ---        -----        -----
 STMC                    3,017           70      19       4       6         99            3.28%
 FNMA                    8,800           155     25       3       2        185            2.10%
 FHLMC                  23,192           356     40       3       6        405            1.75%
 MARKET BANKS/ MBA      14,474           633    162      12      25        832            5.75%
 GNMA                    3,164           139     15       0       5        159            5.03%
 AHFA                      122           12       1       0       0         13           10.66%
 GHFA                      125            8       5       0       0         13           10.40%
 PRIVATE INVESTORS       1,043           19       1       1       2         23            2.21%
TOTAL                   53,937         1,392    268      23      46      1,729           3.21%


               DELINQUENT BANKRUPTCIES / FORECLOSURES IN PROCESS /
                    LOSS MITIGATION AS OF NOVEMBER 30, 2003


INVESTOR                    BANKRUPTCIES             FORECLOSURES               LOSS MITIGATION
--------                    ------------             ------------               ---------------
 STMC                    100        3.315%         24         0.795%           6            0.199%
 FNMA                     14        0.159%         16         0.182%           2            0.023%
 FHLMC                    56        0.241%         59         0.254%           5            0.022%
 MARKET BANKS / MBA      210        1.451%        146         1.009%          13            0.090%
 GNMA                     37        1.169%         21         0.664%           3            0.095%
 AHFA                      3        2.459%         0          0.000%           0            0.000%
 GHFA                      6        4.800%         1          0.800%           1            0.800%
 PRIVATE INVESTORS        11        1.055%         0          0.000%           0            0.000%

 TOTAL                   437        0.810%        267         0.495%          30            0.056%




                DELINQUENCIES BY INVESTOR AS OF DECEMBER 31, 2002


INVESTOR                # OF LOANS        30      60       90     120       TOTAL        RATIO
--------                ----------        --      --       --     ---       -----        -----
 STMC                         4,973       58      15        6       7          86        1.73%
 FNMA                        12,012      164      21        3       3         191        1.59%
 FHLMC                       14,784      300       52       3       9         364        2.46%
 MARKET BANKS/ MBA           13,155      839     211       19      27       1,096        8.33%
 GNMA                        2,389       109      31        0       4         144        6.03%
 AHFA                           147        8       2        0       0          10        6.80%
 GHFA                           146       12       1        1       0          14        9.59%
 PRIVATE INVESTORS              314       18       5        3      24          50       15.92%

 TOTAL                       47,920    1,508     338       35      74       1,955        4.08%



               DELINQUENT BANKRUPTCIES / FORECLOSURES IN PROCESS /
                    LOSS MITIGATION AS OF DECEMBER 31, 2002

INVESTOR                      BANKRUPTCIES              FORECLOSURES              LOSS MITIGATION
--------                      ------------              ------------              ---------------
 STMC                       126        2.534%         19         0.382%           3           0.060%
 FNMA                        16        0.133%         30         0.250%           1           0.008%
 FHLMC                       41        0.277%         30         0.203%           1           0.007%
 MARKET BANKS/ MBA          213        1.619%        182         1.384%          21           0.160%
 GNMA                        37        1.549%         11         0.460%           2           0.084%
 AHFA                         4        2.721%          1         0.680%           0           0.000%
 GHFA                         5        3.425%          2         1.370%           1           0.685%
 PRIVATE INVESTORS            8        2.548%          1         0.318%           0           0.000%
 TOTAL                      450        0.939%        276         0.576%          29           0.061%


                            MORTGAGE LOAN ORIGINATION

GENERAL

         Approximately 32.44%, 53.34%, 17.88%, 38.23% and 31.03% of the Group I,
Group III, Group IV, Group VI and Group VII mortgage loans, respectively, were originated by EMC. All of the Group II mortgage loans were originated by Countrywide. Approximately 19.78% and 40.32% of the Group III and Group VII mortgage loans, respectively, were originated by RBC. Approximately 2.03%, 10.19%, 75.11%, 25.50% and 18.85% of the Group I, Group III, Group IV, Group VI and Group VII mortgage loans, respectively, were originated by SouthTrust. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

EMC

         Approximately 23.88% of the mortgage loans have been acquired by EMC from various sellers and were originated generally in accordance with the following underwriting guidelines established by EMC.

EMC Underwriting Guidelines

         The following is a description of the underwriting policies customarily employed by EMC with respect to the residential mortgage loans that EMC originated during the period of origination of the mortgage loans. EMC has represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

         The mortgage loans originated by EMC, or EMC mortgage loans, are "conventional non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority, or FHA, or partially guaranteed by the Veterans Administration or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property, property types and/or mortgage loans with loan-to-value ratios over 80% that do not have primary mortgage insurance. The EMC mortgage loans were originated or purchased by EMC and were generally underwritten in accordance with the standards described herein.

         Such underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.

         Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

         With respect to purchase money or rate/term refinance loans secured by single family residences, loan-to-value ratios at origination of up to 97% for EMC mortgage loans with original principal balances of up to $400,000, up to 95% for EMC mortgage loans secured by one-to-two family, primary residences with original principal balances of up to $400,000 and up to 90% for EMC mortgage loans secured by one-to-four family, primary residences with original principal balances of up to $650,000 are generally allowed. EMC mortgage loans with principal balances up to $1,000,000, or super jumbos, are allowed if the loan is secured by the borrower's primary residence. The loan-to-value ratio for super jumbos generally may not exceed 80%. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original amount of the related EMC mortgage loan.

         With respect to EMC mortgage loans secured by investment properties, loan-to-value ratios at origination of up to 95% for EMC mortgage loans with original principal balances up to $1,000,000 are permitted. EMC mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination - typically below 80%. For cash out refinance loans, the maximum loan-to-value ratio can be as high as 95% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.

         Except in the case of 0.51% of all EMC mortgage loans, each EMC mortgage loan with an original loan-to-value ratio at origination exceeding 80%, has a primary mortgage insurance policy insuring a portion of the balance of the EMC Loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan, plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such EMC Loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the EMC mortgage loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

         In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligations on the proposed mortgage loan, each lender generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         Each lender also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the middle score of the primary wage earner. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include the number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

Countrywide

         Approximately 29.93% of the mortgage loans have been originated generally in accordance with the following underwriting guidelines established by Countrywide.

Countrywide Underwriting Guidelines

         The following is a description of the underwriting policies customarily employed by Countrywide with respect to the residential mortgage loans that Countrywide originated during the period of origination of the mortgage loans. Countrywide has represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

         The mortgage loans originated or acquired by Countrywide, or Countrywide mortgage loans, are originated in accordance with Countrywide's credit, appraisal and underwriting standards. Countrywide's underwriting standards are applied in accordance with applicable federal and state laws and regulations.

         As part of its evaluation of potential borrowers, Countrywide generally requires a description of income. If required by its underwriting guidelines, Countrywide obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         In assessing a prospective borrower's creditworthiness, Countrywide may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide's underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history, and who give Countrywide the right to obtain the tax returns they filed for the preceding two years may be eligible for Countrywide's processing program (the "Preferred Processing Program"). Countrywide may waive some documentation requirements for Countrywide mortgage loans originated under the Preferred Processing Program.

         Periodically the data used by Countrywide to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with
Countrywide's underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide, the loan correspondent or mortgage broker. In addition, Countrywide may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide's standards. Under these circumstances, the underwriting of a Countrywide mortgage loan may not have been reviewed by Countrywide before acquisition of the mortgage loan and the correspondent represents that Countrywide's underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide's prior experience with the correspondent lender and the results of the quality control review process itself.

         Countrywide's underwriting standards are applied by or on behalf of Countrywide to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for a 3/1 mortgage loan and the loan-to-value ratio is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the loan-to-value ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 mortgage loan, a 7/1 mortgage loan or a 10/1 mortgage loan, the interest component of the monthly housing expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a negative amortization loan, the interest component of the monthly housing expense calculation is based on an initial loan interest rate of the greater of (1) 4.25% and (2) a fully indexed mortgage interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the loan-to-value ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide's underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

         Countrywide may provide secondary financing to a mortgagor contemporaneously with the origination of a Countrywide mortgage loan, subject to the following limitations: the loan-to-value ratio of the senior (i.e., first) lien may not exceed 80% and the combined loan-to-value ratio may not exceed 100%. Countrywide's underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide, whether at origination of the Countrywide mortgage loan or thereafter.

         The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets or mortgages.

         A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide's standard disclosure or verification requirements or both. Countrywide offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

         For all Countrywide mortgage loans, Countrywide obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

         Except with respect to mortgage loans originated pursuant to its Streamlined Documentation Program, Countrywide obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

         Countrywide requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         In addition to Countrywide's standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

         Standard Underwriting Guidelines

         Countrywide's Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow loan-to-value ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

         For cash-out refinance mortgage loans, Countrywide's Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow loan-to-value ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum
"cash-out" amount permitted is $200,000 and is based in part on the original loan-to-value ratio of the related mortgage loan. A refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

         Countrywide's Standard Underwriting Guidelines for conforming balance mortgage loans generally allow loan-to-value ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650
($962,475 in Alaska and Hawaii). On second homes, Countrywide's Standard Underwriting Guidelines for conforming balance mortgage loans generally allow loan-to-value ratios at origination of up to 95% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii). Countrywide's Standard Underwriting Guidelines for conforming balance mortgage loans generally allow loan-to-value ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii).

         Under its Standard Underwriting Guidelines, Countrywide generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         In connection with the Standard Underwriting Guidelines, Countrywide originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

         The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

         Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum loan-to-value ratio, including secondary financing, ranges up to 75%.

         The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum loan-to-value ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

         The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a loan-to-value ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum loan-to-value ratio under the Streamlined Documentation Program ranges up to 95%.

         Expanded Underwriting Guidelines

         Countrywide mortgage loans that are underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan-to-value ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

         Countrywide's Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow loan-to-value ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to

90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to
$3,000,000. Under certain circumstances, however, Countrywide's Expanded Underwriting Guidelines allow for loan-to-value ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

         For cash-out refinance mortgage loans, Countrywide's Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow loan-to-value ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

         Countrywide's Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow loan-to-value ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to
$641,650 ($962,475 in Alaska and Hawaii). On second homes, Countrywide's Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow loan-to-value ratios at origination of up to 95% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii). Countrywide's Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow loan-to-value ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii).

         Under its Expanded Underwriting Guidelines, Countrywide generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the loan-to-value ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

         In connection with the Expanded Underwriting Guidelines, Countrywide originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

         The same documentation and verification requirements apply to Countrywide mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, Countrywide mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and loan-to-value ratios than those permitted under the Standard Underwriting Guidelines.

         Similarly, the same documentation and verification requirements apply to Countrywide mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and loan-to-value ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum loan-to-value ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum loan-to-value ratio, including secondary financing, for those mortgage loans ranges up to 85%.

         Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum loan-to-value ratio, including secondary financing, ranges up to 95%. Countrywide mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Stated Income/Stated Asset Documentation Program, the Countrywide mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum loan-to-value ratios up to 90%. Countrywide mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Expanded Underwriting Guidelines, Countrywide may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The borrower's income and assets must be verified under the Full Documentation
Program or the Alternative Documentation Program. The maximum loan-to-value ratio, including secondary financing, is 80%.

RBC

          Approximately 15.14% of the mortgage loans have been originated generally in accordance with the following underwriting guidelines established by RBC.

         RBC, an Illinois corporation, is a wholly owned subsidiary of RBC Centura Bank and an indirect subsidiary of the Royal Bank of Canada. RBC is engaged in the mortgage banking business, which consists of the origination and sale of residential mortgage loans secured primarily by one to four-unit family residences, and the purchase and sale of mortgage servicing rights to those mortgage loans. RBC originates loans through three main production channels: (a) a nationwide network of retail branches; (b) its wholesale division where loans are originated through independent mortgage loan brokers approved by RBC, and
(c) through affiliated business relationships.

         RBC's headquarters is located in Chicago, Illinois at 222 Merchandise Mart Plaza, Suite 550, Chicago, Illinois, 60654 with a major operation center located in Houston, Texas and regional operation centers located in New York, Ohio, Colorado and California.

RBC Underwriting Guidelines

         The following is a description of the underwriting policies customarily employed by RBC with respect to residential mortgage loans which RBC originated during the period of origination of the mortgage loans, or RBC mortgage loans. RBC has represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

         The underwriting guidelines of RBC are generally not as strict as Fannie Mae or Freddie Mac guidelines. Generally, the underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Based on these and other factors, the originator will determine the level of documentation to be provided by the prospective borrower. Exceptions to the underwriting guidelines are permitted where compensating factors are present.

         In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, RBC generally considers, when required by the applicable documentation program, the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios and are determined on a loan-by-loan basis.

         The RBC  mortgage  loans  have  been  acquired  or  originated  under a
"limited documentation" or "no documentation" program. Under the limited documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. RBC mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. RBC mortgage loans originated and acquired under limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under a limited documentation program are generally more restrictive than RBC mortgage loans originated with full documentation or alternative documentation requirements. Under a no documentation program, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated. RBC mortgage loans underwritten under a no documentation program are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

SouthTrust

         Approximately 10.67% of the mortgage loans have been originated by SouthTrust. SouthTrust is generally a retail originator. All of the mortgage loans originated by SouthTrust have been originated generally in accordance with the following underwriting guidelines.

         SouthTrust Mortgage Corporation is an affiliate of SouthTrust Corporation. SouthTrust Corporation is a $51.9 billion regional bank holding company with headquarters in Birmingham, Alabama. SouthTrust operates 717 financial centers and 893 ATMs in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Texas and Virginia.

SouthTrust Underwriting Guidelines

         The following is a description of the underwriting policies customarily employed by SouthTrust with respect to residential mortgage loans which SouthTrust originated during the period of origination of the mortgage loans, or SouthTrust mortgage loans. SouthTrust has represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

         SouthTrust's underwriting guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made by SouthTrust. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses, along with an authorization permitting SouthTrust to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history.

         In evaluating the applicant's ability and willingness to repay the proposed loan, SouthTrust reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, SouthTrust may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

         SouthTrust also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed SouthTrust debt payment. SouthTrust's guidelines for verifying an applicant's income and employment are generally as follows. For salaried applicants, SouthTrust typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS Form 1040 or W-2, a current pay stub with year-to-date earnings, and a verbal verification of employment. For non-salaried applicants, including self-employed applicants, SouthTrust requires copies of the applicant's two most recent federal tax returns, along with all supporting schedules. A self-employed applicant is generally required to submit a signed year-to-date profit and loss statement.

         In determining adequacy of the property as collateral for the loan, a Fannie Mae/Freddie Mac URAR appraisal of the property is performed by an independent appraiser approved by SouthTrust. The appraiser is required to inspect the property and verify that it is in good condition and that any construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property.

         Once  sufficient   employment,   credit  and  property  information  is
obtained, the decision as to whether to approve the loan is based on the applicant's income and credit history, the status of the mortgaged property and the appraised value of the property. SouthTrust also reviews the level of an applicant's liquid assets as an indication of creditworthiness. The approval process generally requires that the applicant have good credit history and a total DTI that generally does not exceed 38%; however, this limit may be raised if the borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. The DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations, divided by the borrower's total verified monthly income. In general, it is SouthTrust's belief that the DTI ratio is only one of the several factors, such as LTV, credit history and reserves, that should be considered in making a determination of an applicant's ability to repay the proposed loan.

         As part of the underwriting process, SouthTrust typically reviews an applicant's credit score. Credit scores are obtained by mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assesses only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example the LTV ratio, the collateral for the mortgage loan, or the DTI ratio. SouthTrust generally requires a minimum credit score of 650. It is not SouthTrust's practice to accept or reject an application based solely on the basis of the applicant's credit score.

         SouthTrust's underwriting guidelines generally allow an LTV at origination of up to 95% for purchase money, rate and term, or cash out refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $500,000, up to 85% for mortgage loans with original principal balances up to $700,000, up to 80% for mortgage loans with original principal balances up to $800,000, up to 75% for mortgage loans with original principal balances up to $1,000,000, and up to 70% for mortgage loans with original principal balances of up to $1,500,000. In addition, SouthTrust will allow secondary financing with a Combined Loan-to-Value Ratio of up to 100% for mortgage loans secured by primary residences and up to 90% for mortgage loans secured by second/vacation homes. SouthTrust's practice is to continuously review LTV limits and to adjust such limits where economic conditions dictate that such adjustments are appropriate. Any negative comments concerning the quality, condition and current market conditions as noted in the appraisal report may result in a reduction of the maximum LTV permitted for the loan.

         SouthTrust requires that each mortgage loan with an LTV ratio at origination in excess of 80% be insured by a primary mortgage insurance policy covering at least 30% of the principal balance of the mortgage loan at origination if the LTV is between 95.00% and 90.01%, at least 25% of the balance if the LTV ratio is between 90.00% and 85.01%, and at least 12% if the LTV ratio is between 85.00% and 80.01%.

                             ADDITIONAL INFORMATION

         The description in this prospectus supplement, including Schedule A hereto, of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. Prior to the issuance of the Offered Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Offered Certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Offered Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. In no event, however, will more than 10% (by principal balance at the Cut- off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates, Series 2004-9 will consist of the Offered Certificates and Non-offered Certificates. Only the Offered Certificates are offered by this prospectus supplement.

         The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of the following:

          o all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

          o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

          o the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement,

          o the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Seller,

          o such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Master Servicer Collection Account and the Distribution Account,

          o the rights with respect to the Servicing Agreements, to the extent assigned to the Trustee,

          o the $100 deposit made by the Depositor into the Distribution Account on the Closing Date to pay the principal of the Class R Certificates on the first distribution date, and

          o    any proceeds of the foregoing.

         The aggregate principal balance of the mortgage loans as of the Cut-off Date, after application of scheduled payments due whether or not received, is approximately $669,181,317, subject to a permitted variance as described in this prospectus supplement under "Additional Information."

         Each class of the Certificates will have the approximate initial Current Principal Amount as set forth on pages S-2 and S-3 hereof and will have the Pass-Through Rate determined as provided under "Summary of Prospectus Supplement--Description of the Certificates--Pass Through Rates" and "Description of Certificates--Interest Distribution" in this prospectus supplement. The Class R Certificates also represent the right to receive additional distributions in respect of the trust fund on any distribution date after all required payments of principal and interest have been made on such date in respect of the other classes of Certificates, although it is not anticipated that funds will be available for any additional distribution. The Class B-4, Class B-5 and Class B-6 Certificates are not being offered by this prospectus supplement.

         The Offered Certificates (other than the Residual Certificates) will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of (i) in the case of the Senior Certificates, $1,000 and integral multiples of $1.00 in excess thereof and (ii) in the case of the Offered Subordinate Certificates, $25,000 and integral multiples of $1.00 in excess thereof. One certificate of each of these classes may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of such class. The Residual Certificates will be offered in registered, certificated form, in a single certificate of $100. The Residual Certificates (together with any Book-entry Certificates re-issued as definitive certificates) will be transferable and exchangeable at the offices of the Trustee.

         The Book-entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the Book-entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" in this prospectus supplement.

         The Residual Certificates may not be purchased by or transferred to a Plan except upon delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See "--Restrictions on Transfer of the Residual Certificates" and "ERISA Considerations" in this prospectus supplement. Transfer of the Residual Certificates will be subject to additional restrictions and transfer of the Residual Certificates to any non-United States person will be prohibited, in each case as described under "Federal Income Tax Consequences--REMICS--Tax and Restrictions on Transfers of REMIC Residual
Certificates to Certain Organizations" and "--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made on each distribution date by or on behalf of the Trustee to the persons in whose names the Offered Certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or (b) upon written request to the Trustee at least five business days prior to the relevant Record Date by any holder of Offered Certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Offered Certificates will be made in like manner, but only upon presentment and surrender of the class at the corporate trust office of the Trustee or any other location specified in the notice to certificateholders of the final distribution.

REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

         Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-entry Certificates from the Trustee through DTC and DTC participants. The Trustee will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the  Rules,  DTC is  required  to make  book-entry  transfers  of
Book-entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-entry Certificates.
Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-entry Certificates, may be limited due to the absence of physical certificates for the Book-entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-entry Certificates evidence voting rights, authorize divergent action.

         The Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DEFINITIVE CERTIFICATES

         Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner's fractional undivided interest in the related class of Certificates.

         Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement.

DISTRIBUTIONS ON THE CERTIFICATES

         On each distribution date, the Available Funds with respect to each Loan Group will be distributed as follows:

         (A) on each distribution date, the Available Funds for Loan Group I will be distributed to the Group I Senior Certificates as follows:

                  first, to the Class I-A-1 Certificates and Class I-A-2 Certificates, the Accrued Certificate Interest on such classes for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each class. As described below, Accrued Certificate Interest on the Class I-A-1 Certificates and Class I-A-2 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see "--Interest Distributions" below in this prospectus supplement;

                  second, to the Class I-A-1 Certificates and Class I-A-2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Loan Group I; and

                  third, to the Class I-A-1 Certificates and Class I-A-2 Certificates, in reduction of the Current Principal Amounts thereof, the Senior Optimal Principal Amount with respect to the Group I Senior Certificates for such distribution date, pro rata, based on their respective Current Principal Amounts, to the extent of remaining Available Funds for Loan Group I, until the Current Principal Amounts of each such class has been reduced to zero.

         (B) on each distribution date, the Available Funds for Loan Group II will be distributed to the Group II Senior Certificates as follows:

                  first, to the Class II-A-1 Certificates and Class II-A-2 Certificates, the Accrued Certificate Interest on such classes for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each class. As described below, Accrued Certificate Interest on the Class II-A-1 Certificates and Class II-A-2 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see "--Interest Distributions" below in this prospectus supplement;

                  second, to the Class II-A-1 Certificates and Class II-A-2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Loan Group II; and

                  third, to the Class II-A-1 Certificates and Class II-A-2 Certificates, in reduction of the Current Principal Amounts thereof, the Senior Optimal Principal Amount with respect to the Group II Senior Certificates for such distribution date, pro rata, based on their respective Current Principal Amounts, to the extent of remaining Available Funds for Loan Group II, until the Current Principal Amounts of each such class has been reduced to zero.

         (C) on each distribution date, the Available Funds for Loan Group III will be distributed to the Group III Senior Certificates as follows:

                  first, to the Class III-A-1 Certificates, the Accrued Certificate Interest on such class for such distribution date. As described below, Accrued Certificate Interest on the Class III-A-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see "--Interest Distributions" below in this prospectus supplement;

                  second, to the Class III-A-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates the extent of remaining Available Funds for Loan Group III; and

                  third, to the Class III-A-1 Certificates, in reduction of its Current Principal Amount, the Senior Optimal Principal Amount with respect to the Group III Senior Certificates for such distribution date to the extent of remaining Available Funds for Loan Group III, until such Current Principal Amount has been reduced to zero.

         (D) on each distribution date, the Available Funds for Loan Group IV will be distributed to the Group IV Senior Certificates as follows:

                  first, to the Class IV-A-1 Certificates, the Accrued Certificate Interest on such class for such distribution date. As described below, Accrued Certificate Interest on the Class IV-A-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see "--Interest Distributions" below in this prospectus supplement;

                  second, to the Class IV-A-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates the extent of remaining Available Funds for Loan Group IV; and

                  third, to the Class IV-A-1 Certificates, in reduction of its Current Principal Amount, the Senior Optimal Principal Amount with respect to the Group IV Senior Certificates for such distribution date to the extent of remaining Available Funds for Loan Group IV, until such Current Principal Amount has been reduced to zero.

         (E) on each distribution date, the Available Funds for Loan Group V will be distributed to the Group V Senior Certificates as follows:

                  first, to the Class V-A-1 Certificates, the Accrued Certificate Interest on such class for such distribution date. As described below, Accrued Certificate Interest on the Class V-A-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see "--Interest Distributions" below in this prospectus supplement;

                  second,   to  the  Class  V-A-1   Certificates,   any  Accrued
         Certificate Interest thereon remaining undistributed from previous distribution dates the extent of remaining Available Funds for Loan Group V; and

                  third, to the Class V-A-1 Certificates, in reduction of its Current Principal Amount, the Senior Optimal Principal Amount with respect to the Group V Senior Certificates for such distribution date to the extent of remaining Available Funds for Loan Group V, until such Current Principal Amount has been reduced to zero.

         (F) on each distribution date, the Available Funds for Loan Group VI will be distributed to the Group VI Senior Certificates as follows:

                  first, to the Class VI-A-1 Certificates, the Accrued Certificate Interest on such class for such distribution date. As described below, Accrued Certificate Interest on the Class VI-A-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see "--Interest Distributions" below in this prospectus supplement;

                  second, to the Class VI-A-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates the extent of remaining Available Funds for Loan Group VI; and

                  third, to the Class VI-A-1 Certificates, in reduction of its Current Principal Amount, the Senior Optimal Principal Amount with respect to the Group VI Senior Certificates for such distribution date to the extent of remaining Available Funds for Loan Group VI, until such Current Principal Amount has been reduced to zero.

         (G) on each distribution date, the Available Funds for Loan Group VII will be distributed to the Group VII Senior Certificates as follows:

                  first, to the Class VII-A-1 Certificates, the Accrued Certificate Interest on such class for such distribution date. As described below, Accrued Certificate Interest on the Class VII-A-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see "--Interest Distributions" below in this prospectus supplement;

                  second, to the Class VII-A-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates the extent of remaining Available Funds for Loan Group VII; and

                  third, to the Class VII-A-1 Certificates, in reduction of its Current Principal Amount, the Senior Optimal Principal Amount with respect to the Group VII Senior Certificates for such distribution date to the extent of remaining Available Funds for Loan Group VII, until such Current Principal Amount has been reduced to zero.

         (H)  Except  as  provided  in  paragraphs  (I) and (J)  below,  on each distribution date on or prior to the distribution date on which the Current Principal Amounts of the Subordinate Certificates are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the sum of the remaining Available Funds for all Loan Groups after the distributions set forth in paragraphs (A) through (G) above will be distributed sequentially in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class's Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for all Loan Groups.

         (I) On each distribution date prior to the Cross-Over Date but after the reduction of the aggregate Current Principal Amount of all classes of any of the Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Senior Certificates to zero, the remaining Certificate Groups will be entitled to receive in reduction of their Current Principal Amounts, pro rata based upon the aggregate Current Principal Amount of the Senior Certificates in each Certificate Group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Senior Certificates' respective Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any mortgage loan in the Loan Group or Groups relating to the fully paid Certificate Group or Groups. Such amounts allocated to Senior Certificates shall be treated as part of the Available Funds for the related Loan Group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in each of paragraphs (A) through (G) above, in reduction of the Current Principal Amounts thereof. Notwithstanding the foregoing, if (i) the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (ii) the aggregate Scheduled Principal Balance of the mortgage loans in all Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Senior Certificates in accordance with this paragraph (I) will not be made and 100% of the Principal Prepayments on any mortgage loan in the Loan Group relating to the fully paid Certificate Group will be allocated to the Subordinate Certificates.

         (J) If on any distribution date on which the aggregate Current Principal Amount of the Senior Certificates in a Certificate Group would be greater than the aggregate Scheduled Principal Balance of the mortgage loans in its related Loan Group and any Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to such Senior Certificates in reduction of the Current Principal Amounts thereof, until the aggregate Current Principal Amount of such Senior Certificates is equal to the aggregate Scheduled Principal Balance of the mortgage loans in its related Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Subordinate Certificates on such distribution date will be reduced and distributed to such Senior Certificates, to the extent of any amount due and unpaid on such Senior Certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Current Principal Amount of such Senior Certificates over (y) the aggregate Scheduled Principal Balance of the mortgage loans in the related Loan Group. Any such reduction in the Accrued Certificate Interest on the Subordinate Certificates will be allocated first to the Class B Certificates in reverse order of their respective numerical designations, commencing with the Class B-6 Certificates. If there exists more than one undercollateralized Certificate Group on a distribution date, amounts distributable to such undercollateralized Certificate Groups pursuant to this paragraph will be allocated between such undercollateralized Certificate Groups, pro rata, based upon the amount by which their respective aggregate Current Principal Amounts exceed the aggregate Scheduled Principal Balance of the mortgage loans in their respective Loan Groups.

         (K) If, after distributions have been made pursuant to priorities first and second of paragraphs (A) through (G) above on any distribution date, the remaining Available Funds for any Loan Group is less than the Senior Optimal Principal Amount for that Loan Group, the Senior Optimal Principal Amount for that Loan Group shall be reduced by that amount, and the remaining Available Funds for that Loan Group will be distributed as principal among the related classes of Senior Certificates, pro rata based on their respective Current Principal Amounts.

         Payments made on a class of Certificates with Available Funds from another Loan Group are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the Loan Groups.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of Certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided, that if on any distribution date there are any Available Funds for any Loan Group remaining after payment of interest and principal to the Certificates entitled thereto, such amounts will be distributed to the other classes of Senior Certificates, pro rata, based upon their respective Current Principal Amounts, until all amounts due to all classes of Senior Certificates have been paid in full, before any remaining Available Funds are distributed in accordance with this paragraph to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

         In addition, on the August 25, 2004 distribution date, the Class R Certificates will be paid $100 from funds deposited into the Distribution Account by the Depositor on the Closing Date to be applied in reduction of the Current Principal Amount of the Class R Certificates. See "Pooling and Servicing Agreement--The Distribution Account" in this prospectus supplement.

INTEREST DISTRIBUTIONS

         Holders of each class of Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related Loan Group for that distribution date, after reimbursement for certain advances to the Master Servicer and the Servicers.

         Holders of the Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for all Loan Groups on that distribution date after distributions of interest and principal to the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Senior Certificates, reimbursements for certain advances to the Master Servicer and the Servicers and distributions of interest and principal to any class of Subordinate Certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

         When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to herein as "Prepayment Interest Shortfalls".

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders on that distribution date will be offset by the related Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by such Servicer for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable distribution date. No assurance can be given that the Master Servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the related Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         Accrued Certificate Interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the related Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest Shortfalls, to the extent not covered by the related Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as "Net Interest Shortfalls".

         Realized Losses on the mortgage loans will further reduce the Accrued Certificate Interest payable to the Certificates on a distribution date; provided, however, that prior to the date on which the aggregate Current Principal Amounts of the Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Class B Certificates, beginning with the class of Class B Certificates with the highest numerical class designation, and will not reduce the Accrued Certificate Interest on the Senior Certificates. Once the aggregate Current Principal Amounts of the Subordinate Certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the Senior Certificates related to the mortgage loans on which such Realized Losses occurred.

         If on any distribution date the Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Available Funds is less than Accrued Certificate Interest on the related Senior Certificates for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of each class of related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any such interest shortfalls with respect to the mortgage loans in the related Loan Group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds for the related Loan Group remaining after current interest distributions as described in this prospectus supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicers or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         The Pass-Through Rates applicable to the calculation of the Accrued Certificate Interest for the Offered Certificates are as follows:

          o The Class I-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group I mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.158% per annum.

          o The Class I-A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group I mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.158% per annum.

          o The Class II-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group II mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.518% per annum.

          o The Class II-A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group II mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.518% per annum.

          o The Class III-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group III mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.290% per annum.

          o The Class IV-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group IV mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.181% per annum.

          o The Class V-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group V mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.297% per annum.

          o The Class VI-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group VI mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 4.541% per annum.

          o The Class VII-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group VII mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.036% per annum.

          o The Class B-1, Class B-2 and Class B-3 Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the mortgage loans in each Loan Group, weighted in proportion to the results of subtracting from the aggregate Scheduled Principal Balance of each such Loan Group, the Current Principal Amount of the related class or classes of Senior Certificates. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.224% per annum.

          o The Class R Certificates do not have a pass-through rate and will not bear interest.

         As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates is based on the Current Principal Amount of that class of certificates. All distributions of interest will be based on a 360-day year consisting of twelve 30-day months.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         Distributions in reduction of the Current Principal Amount of the Group I Senior Certificates will be made on each distribution date pursuant to priority third above of clause (A) under "--Distributions on the Certificates." In accordance with such priority third, the Available Funds for Loan Group I remaining after the distribution of interest on the Group I Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the Group I Senior Certificates for such distribution date.

         Distributions in reduction of the Current Principal Amount of the Group II Senior Certificates will be made on each distribution date pursuant to priority third above of clause (B) under "--Distributions on the Certificates." In accordance with such priority third, the Available Funds for Loan Group II remaining after the distribution of interest on the Group II Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the Group II Senior Certificates for such distribution date.

         Distributions in reduction of the Current Principal Amount of the Group III Senior Certificates will be made on each distribution date pursuant to priority third above of clause (C) under "--Distributions on the Certificates." In accordance with such priority third, the Available Funds for Loan Group III remaining after the distribution of interest on the Group III Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the Group III Senior Certificates for such distribution date.

         Distributions in reduction of the Current Principal Amount of the Group IV Senior Certificates will be made on each distribution date pursuant to priority third above of clause (D) under "--Distributions on the Certificates." In accordance with such priority third, the Available Funds for Loan Group IV remaining after the distribution of interest on the Group IV Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the Group IV Senior Certificates for such distribution date.

         Distributions in reduction of the Current Principal Amount of the Group V Senior Certificates will be made on each distribution date pursuant to priority third above of clause (E) under "--Distributions on the Certificates." In accordance with such priority third, the Available Funds for Loan Group V remaining after the distribution of interest on the Group V Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the Group V Senior Certificates for such distribution date.

         Distributions in reduction of the Current Principal Amount of the Group VI Senior Certificates will be made on each distribution date pursuant to priority third above of clause (F) under "--Distributions on the Certificates." In accordance with such priority third, the Available Funds for Loan Group VI remaining after the distribution of interest on the Group VI Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the Group VI Senior Certificates for such distribution date.

         Distributions in reduction of the Current Principal Amount of the Group VII Senior Certificates will be made on each distribution date pursuant to priority third above of clause (G) under "--Distributions on the Certificates." In accordance with such priority third, the Available Funds for Loan Group VII remaining after the distribution of interest on the Group VII Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the Group VII Senior Certificates for such distribution date.

         In addition, if on any distribution date the aggregate Current Principal Amount of any class or classes of Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the mortgage loans in its related Loan Group, amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to such class or classes of Senior Certificates in reduction of the Current Principal Amounts thereof in accordance with paragraph (J) under "--Distributions on the Certificates."

         The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related Loan Group based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the Senior Certificates of a Loan Group and the percentage interest of such Loan Group evidenced by the Subordinate Certificates on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the Senior Certificates of the related Loan Group on each distribution date for the first seven years after the Closing Date with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Senior Certificates of a Loan Group over an additional four year period (subject to certain subordination levels being attained and certain loss and delinquency test being met); provided, however, that if on any distribution date the current weighted average of the Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages and certain loss and delinquency tests described in the definition of Senior Prepayment Percentage are met, the Subordinate Certificates will receive, on or prior to the distribution date occurring in July 2007, 50% (and after the distribution date occurring in July 2007, 100%) of the related Subordinate Percentage of prepayments on the mortgage loans in the related Loan Group during the related Prepayment Period; provided, further, that if on any distribution date the Senior Percentage for the related Certificate Group exceeds the related Senior Percentage as of the Cut-off Date, then all prepayments received on the Mortgage Loans in the related Loan Group during the related Prepayment Period will be allocated to the Senior Certificates in such Certificate Group. The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each Loan Group evidenced by the Subordinate Certificates. Increasing the respective percentage interest in a Loan Group of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

         The initial Senior Percentage for each Certificate Group will be approximately 93.75%. For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Current Principal Amount for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" below.

PRINCIPAL DISTRIBUTIONS ON THE SUBORDINATE CERTIFICATES

         Distributions in reduction of the Current Principal Amounts of the Subordinate Certificates will be made pursuant to priority (c) of clause (H) above under "--Distributions on the Certificates." In accordance with such priority, the Available Funds for each Loan Group, if any, remaining after distributions of principal and interest on the related Senior Certificates on such distribution date will be allocated to the Subordinate Certificates in an amount equal to each such class's Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

         All unscheduled principal collections on the mortgage loans not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Subordinate Certificates with the highest payment priority then outstanding and each other class of Subordinate Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates, respectively, only if the sum of the current percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As described above under "--Principal Distributions on the Senior Certificates", unless the amount of subordination provided to the Senior Certificates by the Subordinate Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the first seven years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a Loan Group will be allocated to the Senior Certificates in the related Certificate Group, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement.

         The initial Subordinate Percentages for each Loan Group will be approximately 6.250%.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Current Principal Amount for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" in this prospectus supplement.

MONTHLY ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the related Servicer will be required to remit to the Master Servicer on the date specified in the applicable Servicing Agreement an amount equal to such delinquency, net of the Servicing Fee Rate except to the extent the related Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers or subservicers, if applicable, through final disposition or liquidation of the related mortgaged property, or until such time as specified in the applicable Servicing Agreement. Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the applicable Servicing Agreement (or applicable subservicing agreement), will constitute an event of default under such Servicing Agreement (or applicable subservicing agreement). Such event of default shall then obligate the Master Servicer to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus. The Trustee, as successor Master Servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

         All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the related Servicer, subservicer or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Master Servicer Collection Account prior to the distributions on the Certificates.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Current Principal Amount of an individual Certificate following the payment and certain other information relating to the Certificates and the mortgage loans (and, at its option, any additional files containing the same information in an alternative format), to be provided to each holder of Certificates and the Rating Agencies via the Securities Administrator's internet website, which can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600 and shall initially be www.ctslink.com. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

         To the extent such reports are timely received from the Securities Administrator, the Trustee will also make available each month to certificateholders via the Trustee's internet website, which can be obtained by calling the Trustee's customer service desk at (877) 722-1095 and shall initially be www.jpmorgan.com/sfr.

ALLOCATION OF LOSSES; SUBORDINATION

         The principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4
Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the Current Principal Amount of such class has been reduced to zero. Thereafter, the principal portion of Realized Losses on the mortgage loans in each Loan Group will be allocated on any distribution date to the Senior Certificates in the related Certificate Group. Once the Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Senior Certificates have been reduced to zero, the principal portion of Realized Losses on the mortgage loans in the related Loan Group (if any) will be allocated pro rata based upon their respective Current Principal Amounts to the remaining Senior Certificates of the other Certificate Groups, pro rata based upon their respective Current Principal Amounts. The principal portion of any Realized Losses that are allocated to the Group I Senior Certificates will be allocated first to the Class I-A-2 Certificates until the Current Principal Amount of the Class I-A-2 Certificates has been reduced to zero and then to the Class I-A-1 Certificates. The principal portion of any Realized Losses that are allocated to the Group II Senior Certificates will be allocated first to the Class II-A-2 Certificates until the Current Principal Amount of the Class II-A-2 Certificates has been reduced to zero and then to the Class II-A-1 Certificates.

         No reduction of the Current Principal Amount on a distribution date of any class of (i) Subordinated Certificates will be made on any distribution date on account of Realized Losses to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all Certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the mortgage loans on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the mortgage loans as of the first day of the month of such distribution date and (ii) Senior Certificates of a Certificate Group shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Current Principal Amount of all of the classes of such Certificate Group as of such distribution date to an amount less than the Scheduled Principal Balances of the mortgage loans in the related Loan Group as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the applicable Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

         There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Current Principal Amount of any class of Certificates. However, after the Cross-Over Date, the amounts distributable under clause (1) of the definition of Senior Optimal Principal Amount for each Loan Group, will be reduced by the amount of any Debt Service Reductions applicable to the mortgage loans of the related Loan Group. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds for a Loan Group that would otherwise be available for distribution on a distribution date. As a result of the subordination of the Subordinate Certificates in right of distribution of Available Funds to the Senior Certificates of a Certificate Group, any Debt Service Reductions relating to mortgage loans in the related Loan Group prior to the Cross-Over Date, will be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

         In order to maximize the likelihood of distribution in full of interest and principal to the Senior Certificates, on each distribution date, holders of Senior Certificates of each Loan Group have a right to distributions of the Available Funds of its related Loan Group prior to any distributions being made to the holders of the Subordinate Certificates.

         Any allocation of a principal portion of a Realized Loss to a Certificate will be made by reducing the Current Principal Amount thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

         An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Current Principal Amount prior to giving effect to distributions to be made on such distribution date.

         The interest portion of Realized Losses will be allocated among the outstanding Classes of Certificates offered hereby to the extent described under "Distributions on the Certificates--Interest" above.

         In the event that the related Servicer, the Master Servicer or any sub-servicer recovers any amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this prospectus supplement as a Subsequent Recovery, will be distributed as part of Available Funds in accordance with the priorities described under "Description of the Certificates-Distributions on the Certificates" in this prospectus supplement. Additionally, the Current Principal Amount of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

         The Residual Certificates may not be purchased by or transferred to a Plan except upon the delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See "ERISA Considerations" in this prospectus supplement. In addition, the Residual Certificates will be subject to additional restrictions described under "Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--REMICS--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

                            YIELD ON THE CERTIFICATES

GENERAL

         The yield to maturity on each class of Offered Certificates will be primarily affected by the rate and timing of principal payments on the mortgage loans in the related Loan Group, including prepayments, the allocation of principal payments on the mortgage loans among the related classes of Offered Certificates, Realized Losses and interest shortfalls on the mortgage loans in the related Loan Group, the Pass-Through Rates on such Certificates, and the purchase price paid for such Certificates. In addition, the effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because interest will not be distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

PREPAYMENT CONSIDERATIONS

         The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related Loan Group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately 21.74%, 1.55%, 40.59%, 11.91%, 23.17%, 11.98% and 4.26% of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII mortgage loans, respectively, a prepayment may subject the related mortgagor to a prepayment charge. Prepayment charges may be restricted under some state laws as described under "Legal Aspects of Mortgage Loans - Enforceability of Certain Provisions" in the prospectus. All prepayment charges will be retained by the related Servicer as additional servicing compensation and will not be part of the Available Funds for such distribution date. All of the mortgage loans contain due-on-sale clauses.

         Principal Prepayments, liquidations and repurchases of the mortgage loans in a Loan Group will result in distributions in respect of principal to the holders of the related class or classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the mortgage loans in the related Loan Group. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans in the related Loan Group, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans in a Loan Group may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         Approximately 25.41% and 0.17% of the Group V and Group VII mortgage loans, respectively, are assumable under some circumstances if, in the sole judgment of the master servicer or subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption. The remainder of the mortgage loans are subject to customary due-on-sale provisions. The servicers shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under the related Servicing Agreement, applicable law and governmental regulations. However, if the servicer determines that enforcement of the due-on-sale clause would impair or threaten to impair recovery under the related primary mortgage insurance policy, if any, the servicer shall not be required to enforce the due-on-sale clause. The extent to which some of the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average lives of the offered certificates and may result in a prepayment experience on the mortgage loans that differs from that on other mortgage loans.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

ALLOCATION OF PRINCIPAL PAYMENTS

         Subject to the circumstances described under "Description of the Certificates--Principal Distributions on the Senior Certificates" in this prospectus supplement, on each distribution date during the first seven years after the Closing Date, all principal prepayments on the mortgage loans in a Loan Group will generally be allocated to the Senior Certificates of the related Certificate Group. Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the related Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Senior Percentage) and the percentage of Principal Prepayments payable to the Subordinate Certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the loss level established for the Class B-1, Class B-2 and Class B-3 Certificates, as applicable, is exceeded and that class of Offered Subordinate Certificates is then outstanding, the Class B-1, Class B-2 or Class B-3 Certificates, as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

INTEREST SHORTFALLS AND REALIZED LOSSES

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on the mortgage loan. See "Legal Aspects of Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it for the related Due Period. Any interest shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable distribution date. Neither the Servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Legal Aspects of Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Accordingly, the effect of (1)
any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this prospectus supplement under "Description of the Certificates--Interest Distributions."

         The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans in a Loan Group and the allocation of Realized Losses to the Offered Certificates could significantly affect the yield to an investor in the related Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Certificates, even if these losses are not allocated to the Offered Certificates.

         If the Current Principal Amounts of the Class B-6, Class B-5 and Class B-4 Certificates have been reduced to zero, the yield to maturity on the related class of Offered Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Offered Subordinate Certificates. In addition, the Class I-A-2 Certificates will be more sensitive to losses on the mortgage loans in Loan Group I than the Class I-A-1 Certificates and the Class II-A-2 Certificates will be more sensitive to losses on the mortgage loans in Loan Group II than the Class II-A-1 Certificates because, after the Current Principal Amount of Subordinate Certificates has been reduced to zero, the principal portion of losses on the mortgage loans in the related loan group will be allocated to the Class I-A-2 Certificates or Class II-A-2 Certificates, as applicable, until the Current Principal Amount of that class has been reduced to zero.

         As described under "Description of the Certificates--Allocation of Losses; Subordination", amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a lower priority may be made available to protect the holders of Subordinate Certificates with a higher priority against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Subordinate
Certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of Subordinate Certificates if it delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of Subordinate Certificates from distributions of portions of the Subordinate Optimal Principal Amount. See "Description of the Certificates--Principal Distributions on the
Senior Certificates" and "--Principal Distributions on the Subordinate Certificates" in this prospectus supplement.

PASS-THROUGH RATES

         The yields to maturity on the Offered Certificates (other than the Class R Certificates) will be affected by their Pass-Through Rates. The Pass-Through Rates on the Offered Certificates will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Pass-Through Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

ASSUMED FINAL DISTRIBUTION DATE

         The assumed final distribution date for distributions on the Offered Certificates is September 2034. The assumed final distribution date in each case is the distribution date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. In addition, the Depositor or its designee may, at its option, repurchase all the mortgage loans from the trust on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans are less than 10% of the Cut-off Date Scheduled Principal Balance of the mortgage loans. See "The Pooling and Servicing Agreement--Termination" herein and "The Agreements--Termination; Retirement of Securities" in the prospectus.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Current Principal Amount of such Certificate by the number of years from the date of issuance of such Certificate to the related distribution date,
(b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Current Principal Amount of such Certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in each Loan Group. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

         The Certificates were structured assuming, among other things, a 25% CPR for the Certificates. The prepayment assumption to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

         The tables following the next paragraph indicate the percentages of the initial principal amount of the indicated classes of Offered Certificates (other than the Residual Certificates) that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated class of Offered Certificates. The table is based on the following modeling assumptions:

         (1)  the  mortgage  pool  consists  of  30  mortgage   loans  with  the
characteristics set forth in the table below,

         (2) the mortgage loans prepay at the specified percentages of the CPR,

         (3) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

         (4) scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in August 2004, and are computed prior to giving effect to prepayments received on the last day of the prior month,

         (5) prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,

         (6) there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in July 2004,

         (7) scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after taking into account any interest only period),

         (8) the levels of Six-Month LIBOR, One-Year LIBOR and One-Year Treasury remain constant at 1.98%, 2.47% and 2.17%, respectively,

         (9) the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in 8 above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

         (10) scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in (7) above,

         (11) the initial principal amounts of the Certificates are as set forth
on  page  S-2  hereof  and  under   "Summary   of   Terms--Description   of  the
Certificates,"

         (12) distributions in respect of the Offered Certificates are received in cash on the 25th day of each month, commencing in August 2004,

         (13) the Offered Certificates are purchased on July 30, 2004,

         (14) the Servicing Fee remains constant, and

         (15) neither the Depositor nor its designee exercises the option to repurchase the mortgage loans described under the caption "The Pooling and Servicing Agreement--Termination."

                            MORTGAGE LOAN ASSUMPTIONS

                                                                           Original       Remaining
                                           Current        Current Net       Term to        Term to
  Loan                    Current         Mortgage        Mortgage          Maturity      Maturity       Gross Margin
 Number        Group    Balances ($)      Rate  (%)         Rate  (%)     (in months)    (in months)          (%)
 ------        -----    ------------    ------------      ------------    -----------    -----------     ------------
     1           I     14,800,000.00    5.5621900338      5.1871900338        360            360         2.2500000000
     2           I      2,225,605.08    5.1766410188      4.8016410188        360            359         2.3668221633
     3           I      7,911,092.00    4.8833735596      4.5083735596        360            360         2.2500000000
     4           I     27,828,520.00    5.7929526076      5.4179526076        360            360         2.3572892126
     5           I      1,756,650.00    4.5400869553      4.1650869553        360            360         2.7500000000
     6          II     44,005,454.36    5.6795417415      5.3740800408        360            360         2.2728299946
     7          II     156,308,193.63   5.8741385629      5.5590813428        360            360         2.2555800530
     8          III     9,071,499.99    5.7082318252      5.3332318252        360            359         2.2500000000
     9          III    22,373,655.36    5.6455565492      5.2938313317        360            360         2.2500000000
     10         III    32,456,950.81    5.4037681865      5.1027776488        360            360         2.2500000000
     11         III    49,850,285.75    5.7768175654      5.4320296922        360            359         2.2701523419
     12         III     4,485,900.00    5.3394385742      4.9644385742        360            360         2.7500000000
     13         IV      1,541,437.99    5.5721365573      5.2399666163        360            359         2.2500000000
     14         IV      1,390,620.00    5.7441590801      5.3691590801        360            360         2.2500000000
     15         IV     11,486,733.97    5.4129059594      5.1500041197        360            359         2.2500000000
     16          V     21,486,846.02    5.1437735877      4.8937735877        360            356         2.7500000000
     17          V       543,750.00     6.1250000000      5.7500000000        360            360         2.2500000000
     18          V      2,360,823.84    6.1285381263      5.8092131617        360            354         2.2781124186
     19          V     14,628,769.57    6.1264071015      5.8460075283        360            355         2.3570595847
     20          V      6,217,912.73    5.5361903923      5.1611903923        360            358         2.7500000000
     21         VI      1,701,338.44    5.7826733786      5.4076733786        360            360         2.2500000000
     22         VI      3,763,043.17    4.7403430878      4.3653430878        360            359         2.2500000000
     23         VI      8,209,796.28    4.3794355169      4.0044355169        360            359         2.2500000000
     24         VI     20,886,279.99    5.1755423237      4.8005423237        360            359         2.2956435996
     25         VI      8,626,150.00    4.7021629000      4.3271629000        360            360         2.7500000000
     26         VII     1,992,000.00    5.7100903614      5.3350903614        360            359         2.2500000000
     27         VII    38,617,879.51    5.0587133069      4.7301550017        360            359         2.2500000000
     28         VII    77,759,342.36    5.2864728369      5.0154850854        360            359         2.2500000000
     29         VII    60,350,246.57    5.5603349571      5.2584445937        360            359         2.2560480283
     30         VII    14,544,540.00    5.3737958540      4.9987958540        360            360         2.7500000000


                                                                                      Rate/
                                                                        Number of     Payment
               Initial   Subsequent       Maximum         Minimum         Months      Adjustment
               Periodic   Periodic        Lifetime        Lifetime        Until       Frequency     Remaining
               Rate       Rate Cap        Mortgage        Mortgage      First Rate      (in         Interest
Loan Number    Cap (%)       (%)          Rate (%)        Rate (%)      Adjustment     months)     Only Months       Index
-----------    -------       ---          --------        --------      ----------     -------     -----------       -----
      1        2.00000     2.00000      11.5621900338   2.2500000000        36            12           36          1Yr. LIBOR
      2        2.76636     1.00000      10.4102853453   2.3668221633        35             6           N/A        6 Mo. LIBOR
      3        3.12833     1.04278      9.9261489438    2.2500000000        36             6           120        6 Mo. LIBOR
      4        2.34195     1.38469      11.4510041317   2.3572892126        36             6           36         6 Mo. LIBOR
      5         No Cap      No Cap      13.0000000000   2.7500000000        36             6           36         6 Mo. LIBOR
      6        5.00000     2.00000      10.6795417415   2.2728299946        60            12           N/A         1Yr. LIBOR
      7        4.98996     2.00000      10.8774861161   2.2555800530        60            12           60          1Yr. LIBOR
      8        5.00000     2.00000      10.7082318252   2.2500000000        59            12           59          1Yr. LIBOR
      9        5.18620     1.18620      10.8317548089   2.2500000000        60             6           N/A        6 Mo. LIBOR
     10        5.59208     1.59208      10.9958438847   2.2500000000        60             6           120        6 Mo. LIBOR
     11        5.00000     1.07724      10.7768175654   2.2701523419        59             6           59         6 Mo. LIBOR
     12         No Cap      No Cap      13.0000000000   2.7500000000        60             6           60         6 Mo. LIBOR
     13        5.00000     1.00000      10.5721365573   2.2500000000        83             6           N/A        6 Mo. LIBOR
     14        5.00000     1.00000      10.7441590801   2.2500000000        84             6           120        6 Mo. LIBOR
     15        5.00000     1.00000      10.4129059594   2.2500000000        83             6           83         6 Mo. LIBOR
     16        5.00000     2.00000      10.1437735877   2.7500000000        116           12           N/A         1Yr. TRES
     17        5.00000     2.00000      11.1250000000   2.2500000000        120           12           N/A         1Yr. LIBOR
     18        4.34060     1.00000      11.4582384948   2.2781124186        114            6           N/A        6 Mo. LIBOR
     19        4.51361     1.00000      11.3696036871   2.3570595847        115            6           115        6 Mo. LIBOR
     20         No Cap      No Cap      13.0000000000   2.7500000000        118            6           118        6 Mo. LIBOR
     21        2.00000     2.00000      11.7826733786   2.2500000000        36            12           36          1Yr. LIBOR
     22        2.93410     1.00000      9.8062471949    2.2500000000        35             6           N/A        6 Mo. LIBOR
     23        3.22130     1.07377      9.4532010501    2.2500000000        35             6           119        6 Mo. LIBOR
     24        2.78542     1.09298      10.3901209851   2.2956435996        35             6           35         6 Mo. LIBOR
     25         No Cap      No Cap      13.0000000000   2.7500000000        36             6           36         6 Mo. LIBOR
     26        5.00000     2.00000      10.7100903614   2.2500000000        59            12           59          1Yr. LIBOR
     27        5.34223     1.34223      10.4009443325   2.2500000000        59             6           N/A        6 Mo. LIBOR
     28        5.83830     1.83830      11.1247678939   2.2500000000        59             6           119        6 Mo. LIBOR
     29        5.00000     1.01839      10.5603349571   2.2560480283        59             6           59         6 Mo. LIBOR
     30         No Cap      No Cap      13.0000000000   2.7500000000        60             6           60         6 Mo. LIBOR


There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the table below. Any discrepancy may have an effect upon the percentages of the initial principal amounts outstanding (and the weighted average lives) of the classes of Offered Certificates set forth in the table. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the table below, the classes of Offered Certificates set forth below may mature earlier or later than indicated by the table below. Based on the foregoing assumptions, the table below indicates the weighted average life of each class of Offered Certificates (other than the Residual Certificates) and sets forth the percentage of the initial principal amounts of each such class that would be outstanding after each of the distribution dates shown, at specified percentages of the CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) shown in the following table. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the CPR. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE

                            FOLLOWING CPR PERCENTAGE

                       CLASS I-A-1 CERTIFICATES AND CLASS I-A-2        CLASS II-A-1 CERTIFICATES AND CLASS II-A-2
                                     CERTIFICATES                                     CERTIFICATES
                       ----------------------------------------        ------------------------------------------
                         0%      10%      25%      40%      50%         0%      10%      25%      40%        50%
                       ----------------------------------------        ------------------------------------------
 DISTRIBUTION DATE
------------------
 Initial Percentage.    100     100      100      100      100         100     100      100      100        100
 July  2005.........    100      89       73       57       47         100      89       73       57        47
 July 2006..........    100      80       53       33       22         99       79       53       32        22
 July 2007..........    100      71       39       19       10         99       70       39       18        10
 July 2008..........    98       62       29       11       5          99       63       29       11         5
 July 2009..........    96       54       21       6        2          98       55       22       7          2
 July 2010..........    95       47       16       4        1          96       48       16       4          1
 July 2011..........    93       41       11       2        1          94       42       12       2          1
 July 2012..........    91       36       8        1        *          92       37       8        1          *
 July 2013..........    89       32       6        1        *          89       32       6        1          *
 July 2014..........    86       28       4        *        *          87       28       5        *          *
 July 2015..........    84       25       3        *        *          84       25       3        *          *
 July 2016..........    81       21       2        *        *          81       21       2        *          *
 July 2017..........    78       18       2        *        *          78       19       2        *          *
 July 2018..........    75       16       1        *        *          75       16       1        *          *
 July 2019..........    71       14       1        *        *          72       14       1        *          *
 July 2020..........    68       12       1        *        *          69       12       1        *          *
 July 2021..........    64       10       *        *        *          65       10       *        *          *
 July 2022..........    61       8        *        *        *          61       9        *        *          *
 July 2023..........    57       7        *        *        *          58       7        *        *          *
 July 2024..........    53       6        *        *        *          53       6        *        *          *
 July 2025..........    48       5        *        *        *          49       5        *        *          *
 July 2026..........    44       4        *        *        *          45       4        *        *          *
 July 2027..........    39       3        *        *        *          40       3        *        *          *
 July 2028..........    34       3        *        *        *          35       3        *        *          *
 July 2029..........    29       2        *        *        *          30       2        *        *          *
 July 2030..........    24       1        *        *        *          24       1        *        *          *
 July 2031..........    18       1        *        *        *          19       1        *        *          *
 July 2032..........    12       1        *        *        *          13       1        *        *          *
 July 2033..........     6       *        *        *        0           7       *        *        *          *
 July 2034..........     0       0        0        0        0           0       0        0        0          0

Weighted Average Life
  to Maturity (years)**
                        19.47    7.51     3.23     1.83     1.35       19.65    7.55     3.23     1.83      1.34

--------------
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE

                            FOLLOWING CPR PERCENTAGE

                             CLASS III-A-1 CERTIFICATES                      CLASS IV-A-1 CERTIFICATES
                       -----------------------------------------      ----------------------------------------
                        0%      10%      25%      40%      50%         0%      10%      25%      40%      50%
                       -----------------------------------------      ----------------------------------------
 DISTRIBUTION DATE
------------------
 Initial Percentage.    100     100      100      100      100         100     100      100      100      100
 July 2005..........    100      89       73       57       47         100      89       73       57       47
 July 2006..........    99       79       53       32       22         100      79       53       33       22
 July 2007..........    99       71       39       18       10         100      71       39       18       10
 July 2008..........    99       63       29       11       5          99       63       29       11       5
 July 2009..........    99       55       22       7        2          99       56       22       7        2
 July 2010..........    97       48       16       4        1          99       50       16       4        1
 July 2011..........    95       42       12       2        1          99       44       12       2        1
 July 2012..........    93       38       9        1        *          96       39       9        1        *
 July 2013..........    92       33       6        1        *          94       34       6        1        *
 July 2014..........    90       29       5        *        *          91       30       5        *        *
 July 2015..........    87       25       3        *        *          88       26       3        *        *
 July 2016..........    84       22       2        *        *          85       22       2        *        *
 July 2017..........    81       19       2        *        *          82       19       2        *        *
 July 2018..........    77       16       1        *        *          79       17       1        *        *
 July 2019..........    74       14       1        *        *          75       14       1        *        *
 July 2020..........    70       12       1        *        *          71       12       1        *        *
 July 2021..........    66       10       *        *        *          67       11       *        *        *
 July 2022..........    63       9        *        *        *          63       9        *        *        *
 July 2023..........    58       7        *        *        *          59       7        *        *        *
 July 2024..........    54       6        *        *        *          55       6        *        *        *
 July 2025..........    50       5        *        *        *          50       5        *        *        *
 July 2026..........    45       4        *        *        *          46       4        *        *        *
 July 2027..........    40       3        *        *        *          41       3        *        *        *
 July 2028..........    35       3        *        *        *          36       3        *        *        *
 July 2029..........    30       2        *        *        *          30       2        *        *        *
 July 2030..........    24       1        *        *        *          25       1        *        *        *
 July 2031..........    19       1        *        *        *          19       1        *        *        *
 July 2032..........    13       1        *        *        *          13       1        *        *        0
 July 2033..........     6       *        *        *        *           6       *        *        *        0
 July 2034..........     0       0        0        0        0           0       0        0        0        0
 Weighted Average Life
 to Maturity
   (years)**           19.92    7.62     3.24     1.83     1.35       20.19    7.71     3.27     1.84     1.35


-------------------------------------------
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE

                            FOLLOWING CPR PERCENTAGE

                               CLASS V-A-1 CERTIFICATES                       CLASS VI-A-1 CERTIFICATES
                       -----------------------------------------      ----------------------------------------
                        0%      10%      25%      40%      50%         0%      10%      25%      40%      50%
                       -----------------------------------------      ----------------------------------------
 DISTRIBUTION DATE
------------------
 Initial Percentage.    100     100      100      100      100         100     100      100      100      100
 July 2005..........    99       89       73       57       46         100      89       73       57       47
 July 2006..........    98       78       52       32       21         100      80       53       33       22
 July 2007..........    98       69       38       18       10         99       71       39       18       10
 July 2008..........    97       61       28       11       5          98       62       29       11       5
 July 2009..........    96       54       21       6        2          96       54       21       6        2
 July 2010..........    95       47       16       4        1          94       47       15       4        1
 July 2011..........    94       42       12       2        1          93       41       11       2        1
 July 2012..........    92       37       9        1        *          91       36       8        1        *
 July 2013..........    91       33       6        1        *          89       32       6        1        *
 July 2014..........    90       29       5        *        *          87       28       4        *        *
 July 2015..........    87       25       3        *        *          84       25       3        *        *
 July 2016..........    84       22       2        *        *          81       21       2        *        *
 July 2017..........    81       19       2        *        *          78       18       2        *        *
 July 2018..........    77       16       1        *        *          75       16       1        *        *
 July 2019..........    74       14       1        *        *          71       14       1        *        *
 July 2020..........    70       12       1        *        *          68       12       1        *        *
 July 2021..........    66       10       *        *        *          64       10       *        *        *
 July 2022..........    63       9        *        *        *          61       8        *        *        *
 July 2023..........    58       7        *        *        *          57       7        *        *        *
 July 2024..........    54       6        *        *        *          52       6        *        *        *
 July 2025..........    50       5        *        *        *          48       5        *        *        *
 July 2026..........    45       4        *        *        *          44       4        *        *        *
 July 2027..........    40       3        *        *        *          39       3        *        *        *
 July 2028..........    35       3        *        *        *          34       3        *        *        *
 July 2029..........    29       2        *        *        *          29       2        *        *        *
 July 2030..........    23       1        *        *        *          24       1        *        *        *
 July 2031..........    17       1        *        *        *          18       1        *        *        *
 July 2032..........    11       1        *        *        *          12       1        *        *        *
 July 2033..........     5       *        *        *        0           6       *        *        *        0
 July 2034..........     0       0        0        0        0           0       0        0        0        0
 Weighted Average Life
to Maturity
   (years)**           19.69    7.54     3.21     1.82     1.34       19.44    7.50     3.22     1.83     1.35


-------------------------------------------
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE

                            FOLLOWING CPR PERCENTAGE

                              CLASS VII-A-1 CERTIFICATES                 CLASS B-1, CLASS B-2 AND CLASS B-3
                                                                                    CERTIFICATES
                       -----------------------------------------      ----------------------------------------
                        0%      10%      25%      40%      50%         0%      10%      25%      40%      50%
                       -----------------------------------------      ----------------------------------------
 DISTRIBUTION DATE
------------------
 Initial Percentage.    100     100      100      100      100         100     100      100      100      100
 July 2005..........    100      89       73       57       47         100     100      100      100      100
 July 2006..........    99       79       53       32       22         99       99       99       86       73
 July 2007..........    99       70       39       18       10         99       99       91       66       51
 July 2008..........    99       63       29       11       5          99       99       68       40       26
 July 2009..........    98       55       21       7        2          98       98       51       24       13
 July 2010..........    97       49       16       4        1          96       96       37       14       6
 July 2011..........    96       43       12       2        1          95       91       28       8        3
 July 2012..........    94       38       9        1        *          93       80       20       5        2
 July 2013..........    93       33       6        1        *          91       70       15       3        1
 July 2014..........    91       30       5        *        *          89       62       11       2        *
 July 2015..........    88       26       3        *        *          86       54       8        1        *
 July 2016..........    85       22       2        *        *          83       47       6        1        *
 July 2017..........    82       19       2        *        *          80       41       4        *        *
 July 2018..........    78       17       1        *        *          77       35       3        *        *
 July 2019..........    75       14       1        *        *          73       30       2        *        *
 July 2020..........    71       12       1        *        *          70       26       2        *        *
 July 2021..........    67       10       *        *        *          66       22       1        *        *
 July 2022..........    63       9        *        *        *          62       19       1        *        *
 July 2023..........    59       7        *        *        *          58       16       1        *        *
 July 2024..........    55       6        *        *        *          54       13       *        *        *
 July 2025..........    50       5        *        *        *          50       11       *        *        *
 July 2026..........    46       4        *        *        *          45       9        *        *        *
 July 2027..........    41       3        *        *        *          40       7        *        *        *
 July 2028..........    35       3        *        *        *          35       6        *        *        *
 July 2029..........    30       2        *        *        *          30       4        *        *        *
 July 2030..........    24       1        *        *        *          24       3        *        *        *
 July 2031..........    19       1        *        *        *          18       2        *        *        *
 July 2032..........    13       1        *        *        *          12       1        *        *        *
 July 2033..........     6       *        *        *        *           6       1        *        *        *
 July 2034..........     0       0        0        0        0           0       0        0        0        0
 Weighted Average Life
  to Maturity
   (years)**           20.06    7.65     3.25     1.83     1.35       19.80   12.93     6.00     4.01     3.24


-------------------------------------------
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

         If the Current Principal Amounts of the Class B-6, Class B-5, Class B-4, Class B-3 and Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-1 Certificates. If the Current Principal Amounts of the Class B-6, Class B-5, Class B-4 and Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-2 Certificates. If the Current Principal Amounts of the Class B-6, Class B-5 and Class B-4 Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-3 Certificates. The initial undivided interest in the mortgage loans evidenced by the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in the aggregate, is approximately 6.25%. The initial undivided interest in the mortgage loans evidenced by the Class B-4, Class B-5 and Class B-6 Certificates, in the aggregate, is approximately 1.50%. Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The  certificateholders'  after-tax  rate of return  on their  Residual
Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates during the early years of the REMICs' term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

         Holders of Residual Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to these holders in connection with the transfer of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The trust fund created under the Agreement will consist of (1) all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Seller, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Master Servicer Collection Account and the Distribution Account, (6) the rights with respect to the Servicing Agreement, to the extent assigned to the Trustee,
(7) the $100 deposit made by the Depositor into the Distribution Account on the Closing Date to pay the Class R Certificates on the first distribution date and
(8) any proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee, located at 2001 Bryan Street, Floor 8, Dallas, Texas 75201, Attention: Institutional Trust Services/Global Debt - Transfer Dept. BSALTA 2004-9. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

ASSIGNMENT OF THE MORTGAGE LOANS

         At the time of issuance of the Certificates, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to be sold to the trust. The mortgage loans in each of the Loan Groups will be identified in a schedule appearing as an exhibit to the Agreement with each Loan Group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the Cut-off Date, as well as information including, among other things, the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the Loan-to-Value Ratio.

REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Seller, the Seller made certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Seller.

         The representations and warranties of the Seller with respect to the mortgage loans include the following, among others:

         (1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

         (2) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Seller has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

         (3) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor, the Securities Administrator or the Seller, the Seller will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Seller to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

THE TRUSTEE

         JPMorgan Chase Bank, a New York banking corporation, will act as Trustee for the Certificates pursuant to the Agreement. The Trustee's office for notices under the Agreement is located at 4 New York Plaza, 6th Floor, New York, New York 10004-2477, Attention: Institutional Trust Services/Global Debt - BSALTA 2004-9.

         The fee of the Trustee will be payable by the Master Servicer. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to recover from the Master Servicer Collection Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Trustee, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

THE SECURITIES ADMINISTRATOR

         Wells Fargo Bank, National Association, a national banking association, will act as Securities Administrator for so long as it is also the Master Servicer. The Securities Administrator's office for notices under the Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045.

         The Agreement  will provide that the Securities  Administrator  and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Master Servicer Collection Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Securities Administrator, in connection with any Event of Default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Securities Administrator in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer will be entitled to compensation for its activities under the Agreement which shall be equal to the sum of investment income on funds in the Master Servicer Collection Account and the Distribution Account. Each of the Servicers will be entitled to receive a Servicing Fee as compensation for its activities under the related Servicing Agreement equal to 1/12 of the Servicing Fee Rate multiplied by the Scheduled Principal Balance of each mortgage loan, serviced by such Servicer, as of the Due Date in the month preceding the month in which such distribution date occurs.

         In addition to the primary compensation described above, a Servicer may be entitled to retain all prepayment charges and penalties, if any, assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the Servicing Agreement.

         Each Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the applicable Servicing Agreement).

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Each Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, each Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by a Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

THE PROTECTED ACCOUNTS

         Each Servicer will establish and maintain one or more accounts, referred to herein as the Protected Accounts, into which it will deposit daily all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from such Servicer's own funds (less the Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the applicable Servicing Agreement.

         On the date specified in the applicable Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account the Available Funds of each Loan Group for such distribution date.

THE MASTER SERVICER COLLECTION ACCOUNT

         The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account, referred to herein as the Master Servicer Collection Account, into which it will deposit amounts received from the Servicers and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the

Agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies. The Master Servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

         (i) Any amounts withdrawn from a Protected Account or other permitted account;

         (ii) Any Monthly Advance and Compensating Interest Payments;

         (iii) Any Insurance Proceeds or Net Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or other permitted account;

         (iv)  The   Repurchase   Price  with  respect  to  any  mortgage  loans
repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the Trust;

         (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

         (vi) Any other amounts received by the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to the Agreement.

THE DISTRIBUTION ACCOUNT

         The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account, referred to herein as the Distribution Account, into which on the business day prior to each distribution date, all Available Funds in the Master Servicer Collection Account for such distribution date will be transferred by the Master Servicer. All amounts deposited to the Distribution Account shall be held in the name of the Trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such permitted investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a permitted investment (as specified in the Agreement). The Master Servicer will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

         On each distribution date, the Trustee shall pay the certificateholders
in  accordance  with  the  provisions  set  forth  under   "Description  of  the
Certificates--Distributions on the Certificates" in this prospectus supplement.

         In addition, on the Closing Date the Depositor shall deposit $100 into the Distribution Account which shall be paid to the holder of the Class R Certificates on the first distribution date. See "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

VOTING RIGHTS

         Voting rights of the trust in general will be allocated among the classes of certificates based upon their respective Current Principal Amounts; provided that voting rights equal to 1.00% of the total amount will be allocated to each class of Residual Certificates.

TERMINATION

         The obligations of the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Depositor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

         On any  distribution  date on which the aggregate  Scheduled  Principal
Balance of the mortgage loans is less than 10% of the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-Off Date, the Depositor or its designee may repurchase from the trust all mortgage loans remaining outstanding and any REO Property remaining in the trust at a purchase price equal to the sum of (a) the unpaid principal balance of the mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances relating to the mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase,
(b) the appraised value of any REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the mortgage loans prior to the exercise of such repurchase and (d) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable in accordance with the terms of the Agreement. Any such repurchase will result in the retirement of all of the Certificates. The trust may also be terminated and the Certificates retired on any distribution date upon the Depositor's determination, based upon an opinion of counsel, that the status of the trust fund as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "The Agreements--Termination; Retirement of Securities" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each REMIC election made by the trust fund will qualify as a REMIC under the Internal Revenue Code of 1986 referred to herein as the Code. The Certificates (other than the Class R Certificates) will be designated as regular interests in a REMIC and are herein referred to as the Regular Certificates or the REMIC Regular Certificates. The interests evidenced by the Class R Certificates will be designated as the residual interests in the REMICs and are herein referred to as the Residual Certificates or the REMIC Residual Certificates. All certificateholders are advised to see "Federal Income Tax Consequences" in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

         Because the Regular Certificates will be considered regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, some of the Offered Certificates may be issued with original issue discount. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The Internal Revenue Service referred to herein as the IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount referred to herein as the OID Regulations. All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Certificates is 25% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield on the Certificates--Weighted Average Lives" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the certificateholders and the IRS.

         Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of
Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "--Premium" in the prospectus.

         For further  information  regarding the federal income tax consequences
of   investing   in  the  offered   certificates,   see   "Federal   Income  Tax
Consequences--REMICS" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         Although the Class R Certificates comprise a single class, such class is comprised of separate uncertificated REMIC Residual interests. Accordingly, the holder of the Class R Certificates will be deemed to own its pro rata interest in the residual interest of each 2004-9 REMIC created in respect of the Trust.

         The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The Agreement includes other provisions regarding the transfer of Residual Certificates, including:

          o the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

               o    is not a disqualified organization;

               o is not acquiring the Residual Certificate on behalf of a disqualified organization; and

               o    will   maintain  that  status  and  will  obtain  a  similar
                    affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

          o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

          o a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

         In addition, under the Agreement, the Residual Certificates may not be transferred to non-United States persons.

         The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the Agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

         The Residual Certificateholders' may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each REMIC that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the respective REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders' should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMICs' term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

         An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the prospectus. Potential investors in Residual Certificates should also be aware that under the terms of the Agreement, the holders of the largest percentage interest in the Residual Certificates shall, by their acceptance of such Certificates, agree to irrevocably appoint the Securities Administrator as their agent to perform all of the duties of the tax matters person for the REMIC.

         On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. The regulations require such fees to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC Residual Certificate over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC Residual Certificate is transferred to the taxpayer. Prospective purchasers of any class of Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

         Potential investors in Residual Certificates should also be aware that under the terms of the Agreement, the holders of the largest percentage interest in the Residual Certificates shall, by their acceptance of such Certificates, agree to irrevocably appoint the Securities Administrator as their agent to perform all of the duties of the tax matters person for the REMIC.

         Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

         For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Yield on the Certificates--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

CHARACTERIZATION OF THE OFFERED CERTIFICATES

         A holder of an Offered Certificates will be treated for federal income tax purposes as owning a regular interest in a REMIC. We make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute "real estate assets" or whether the interest (or any portion) thereon will be considered "interest on obligations secured by mortgages on real property", in each case for real estate investment trusts. In addition, we make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute a "regular interest in a REMIC" under section 7701(a)(19)(C) for purposes of domestic building and loan associations.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, the Offered Certificates, are being purchased from the Depositor by the Underwriter upon issuance. The Underwriter is an affiliate of the Depositor and the Seller. The Offered Certificates will be offered by the Underwriter (only as and if issued and delivered to and accepted by the Underwriter) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately 100.50% of the aggregate principal balance of the Offered Certificates, as of the Cut-off Date, plus accrued interest thereon, but before deducting expenses payable by the Depositor in connection with the Offered Certificates which are estimated to be approximately $503,753.

         The Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

         The Underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the underwriters in the distribution of the related underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                SECONDARY MARKET

         There is currently no secondary market for the Certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

         The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders", which will include information as to the Current Principal Amount of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                     RATINGS

         It is a condition to the issuance of each class of Offered Certificates that it receives at least the ratings set forth below from S&P and Moody's.

                                                   Rating
                                       --------------------------------
                        Class                S&P              Moody's
                 -----------------     ---------------     ------------
                 Class I-A-1                 AAA                Aaa
                 Class I-A-2                 AAA                Aa1
                 Class II-A-1                AAA                Aaa
                 Class II-A-2                AAA                Aa1
                 Class III-A-1               AAA                Aaa
                 Class IV-A-1                AAA                Aaa
                 Class V-A-1                 AAA                Aaa
                 Class VI-A-1                AAA                Aaa
                 Class VII-A-1               AAA                Aaa
                 Class B-1                    AA                Aa2
                 Class B-2                    A                 A2
                 Class B-3                   BBB               Baa2

         The ratings assigned by S&P and Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates were issued. S&P's and Moody's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such certificates. S&P's and Moody's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

         The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments or recoveries certificateholders might suffer a lower than anticipated yield.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered
Certificates or, in such event, what rating would be assigned to the Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

                                LEGAL INVESTMENT

         The Senior and Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 referred to herein as SMMEA so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the Class B-2 Certificates or the Class B-3 Certificates will be rated in one of the two highest rating categories and therefore will not constitute "mortgage related securities" for purposes of SMMEA. The Class B-2 Certificates and the Class B-3 Certificates are referred to herein as the Non-SMMEA Certificates. The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretative uncertainties.

         The Office of Thrift Supervision referred to herein as the OTS has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" referred to herein as TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" referred to herein as TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and
(iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (referred to herein as ERISA), should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements that are not subject to ERISA but are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively referred to herein as Plan(s)), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust (referred to herein as Trust Assets) to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (referred to herein as the Plan Asset Regulations), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee, the Master Servicer or the Servicers to the fiduciary investments standards of ERISA, or cause the excise tax provisions of
Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the United States Department of Labor (referred to herein as the DOL) applies to the purchase, sale, transfer or holding of the Certificates.

         The DOL has issued Prohibited Transaction Exemption 90-30 (as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41) (referred to herein as the Underwriter's Exemption) to the Underwriter which may apply to the Offered Certificates. However, the Underwriter's Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that (i) the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act and (ii) the offered certificates be rated at least "BBB-" (or its equivalent) by Fitch Inc., or Fitch, S&P or Moody's, at the time of the Plan's purchase, provided that no Mortgage Loan has an LTV in excess of 100% on the

Closing Date. See "ERISA Considerations" in the prospectus. The DOL amended the Underwriter's Exemption, as well as the essentially identical exemptions issued to certain other financial institutions, in Prohibited Transaction Exemption 2002-41 (67 Fed. Reg. 54487, September 22, 2002) to allow the trustee to be affiliated with the underwriter in spite of the restriction in PTE 2000-58 to the contrary.

         The  Underwriter's  Exemption  is  expected  to  apply  to the  Offered
Subordinate Certificates if the conditions described above are satisfied. Therefore, each beneficial owner of a Offered Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) that Certificate was rated at least "BBB-" at the time of purchase, (ii) such beneficial owner is not a benefit plan investor, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Subordinate Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Subordinate Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of that Certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the securities administrator, the master servicer, a servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the Certificate constitutes "securities" for purposes of the Underwriter's Exemption and that the specific and general conditions of the Underwriter's Exemption and the other requirements set forth in the Underwriter's Exemption would be satisfied. Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "ERISA Considerations" in the prospectus.

         A governmental plan, as defined in Section 3(32) of ERISA, is not subject to ERISA or Section 4975 of the Code. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code (referred to herein as Similar Law). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

         The  sale  of  any   Certificates   to  a  Plan  is  in  no  respect  a
representation by the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

                                    GLOSSARY

ACCRUED CERTIFICATE INTEREST -- With respect to the Certificates of any class (other than the Class R Certificates) on any distribution date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount of such Certificate immediately prior to such distribution date, less (1) in the case of a Senior Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) after the applicable Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans in the related Loan Group and (2) in the case of a Subordinate Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the mortgage loans in the related Loan Group. The applicable Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Senior Certificates in the related Certificate Group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Subordinate Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of Certificates after the distribution date on which the outstanding Current Principal Amount of such Certificate has been reduced to zero.

AGGREGATE SUBORDINATE OPTIMAL PRINCIPAL AMOUNT -- The sum of the Subordinate Optimal Principal Amounts for all Loan Groups.

AGREEMENT -- The Pooling and Servicing Agreement, dated as of July 1, 2004, among the Depositor, the Seller, Wells Fargo Bank, National Association, as master servicer and securities administrator, and the Trustee.

ALLOCABLE SHARE -- With respect to any class of Subordinate Certificates on any distribution date will generally equal such class's pro rata share (based on the Current Principal Amount of each class entitled thereto) of the Aggregate
Subordinate Optimal Principal Amount; provided, however, that no class of Subordinate Certificates (other than the class of Class B Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. Notwithstanding the foregoing, if on any distribution date the Current Principal Amount of any class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses
(2), (3) and (5) of the definition of Subordinate Optimal Principal Amount to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Subordinate Certificates in reduction of their respective Current Principal Amounts, sequentially, to the Class B Certificates in the order of their numerical Class designations.

AVAILABLE FUNDS -- For any distribution date and each Loan Group, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date, in each case, from the mortgage loans in the related Loan Group, (2)
any Monthly Advances and Compensating Interest Payments made by the Master Servicer or a Servicer for such distribution date in respect of the mortgage loans in the related Loan Group, (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments and (4) any amount allocated from the Available Funds of another Loan Group in accordance with paragraph (G) under "Description of the Certificates--Distributions on the Certificates", net of (x) fees payable to, and amounts reimbursable to, the Master Servicer, the Servicers, the Securities Administrator, the Trustee and the Custodian as provided in the Agreement and (y) investment earnings on amounts on deposit in the Master Servicer Collection Account and the Distribution Account.

BANKRUPTCY LOSS -- Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

BOOK-ENTRY CERTIFICATES -- The Senior Certificates and the Offered Subordinate Certificates issued, maintained and transferred at the DTC.

CERTIFICATE GROUP -- With respect to Loan Group I, the Group I Senior Certificates, with respect to Loan Group II, the Group II Senior Certificates, with respect to Loan Group III, the Group III Senior Certificates, with respect to Loan Group IV, the Group IV Senior Certificates, with respect to Loan Group V, the Group V Senior Certificates, with respect to Loan Group VI, the Group VI Senior Certificates, or with respect to Loan Group VII, the Group VII Senior Certificates.

CERTIFICATE OWNER -- Any person who is the beneficial owner of a Book-entry Certificate.

CERTIFICATES -- The Offered Certificates and the Non-Offered Subordinate Certificates.

CLASS PREPAYMENT DISTRIBUTION TRIGGER -- A test, which shall be satisfied for a class of Subordinate Certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such class and each class of Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

CLOSING DATE -- July 30, 2004.

COMPENSATING INTEREST -- Any payments made by the Master Servicer or a Servicer from its own funds to cover Prepayment Interest Shortfalls.

COUNTRYWIDE -- Countrywide Home Loans, Inc.

COUNTRYWIDE SERVICING-- Countrywide Home Loans Servicing LP.

CPR -- A constant rate of prepayment on the mortgage loans.

CROSS-OVER DATE -- The distribution date on which the Current Principal Amounts of the Subordinate Certificates are reduced to zero.

CURRENT PRINCIPAL AMOUNT -- With respect to any Certificate as of any distribution date will equal such Certificate's initial principal amount on the Closing Date plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Current Principal Amount of such Certificate, as described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement and, as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate,

(2) the principal portion of all Realized Losses (other than Realized Losses resulting from Debt Service Reductions) previously allocated to such Certificate (taking into account the applicable Loss Allocation Limit), and (3) solely in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of the Subordinate Certificate Writedown Amount for previous distribution dates.

CUT-OFF DATE -- July 1, 2004.

DEBT SERVICE REDUCTION -- A Bankruptcy Loss that results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

DEFICIENT VALUATION -- A Bankruptcy Loss that results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property.

DETERMINATION DATE -- With respect to any distribution date and the mortgage loans is the date specified in the applicable Servicing Agreement.

DUE DATE -- With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the applicable Servicing Agreement.

DUE PERIOD -- With respect to any distribution date, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

EMC -- EMC Mortgage Corporation.

GROUP I SENIOR CERTIFICATES -- The Class I-A-1 Certificates and Class I-A-2 Certificates.

GROUP II SENIOR CERTIFICATES -- The Class II-A-1 Certificates and Class II-A-2 Certificates.

GROUP III SENIOR CERTIFICATES-- The Class III-A-1 Certificates.

GROUP IV SENIOR CERTIFICATES-- The Class IV-A-1 Certificates.

GROUP V SENIOR CERTIFICATES-- The Class V-A-1 Certificates.

GROUP VI SENIOR CERTIFICATES-- The Class VI-A-1 Certificates.

GROUP VII SENIOR CERTIFICATES-- The Class VII-A-1 Certificates.

INSURANCE PROCEEDS -- Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

INTEREST ACCRUAL PERIOD -- For each class of Certificates (other than the Class R Certificate) and for any distribution date, the one-month period preceding the month in which such distribution date occurs.

LENDER PAID PMI RATE -- With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable Servicer out of interest collections on the related mortgage loan.

LIQUIDATED MORTGAGE LOAN -- Any defaulted mortgage loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

LIQUIDATION PROCEEDS -- Amounts received by a Servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise and Subsequent Recoveries.

LOAN GROUP -- Any of Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI or Loan Group VII, as applicable.

LOAN GROUP I -- The pool of mortgage loans designated as Loan Group I.

LOAN GROUP II -- The pool of mortgage loans designated as Loan Group II.

LOAN GROUP III -- The pool of mortgage loans designated as Loan Group III.

LOAN GROUP IV -- The pool of mortgage loans designated as Loan Group IV.

LOAN GROUP V -- The pool of mortgage loans designated as Loan Group V.

LOAN GROUP VI -- The pool of mortgage loans designated as Loan Group VI.

LOAN GROUP VII -- The pool of mortgage loans designated as Loan Group VII.

LOAN-TO-VALUE RATIO -- The fraction, expressed as a percentage, the numerator of which is the principal balance at origination and the denominator of which is the lesser of the sales price at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

MONTHLY ADVANCE -- The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

MONTHLY PAYMENTS -- For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

MORTGAGE LOAN PURCHASE AGREEMENT -- The Mortgage Loan Purchase Agreement, dated as of July 1, 2004, between the Depositor and the Seller.

NET INTEREST SHORTFALLS -- Has the meaning set forth under "Description of the Certificates--Interest Distributions."

NET LIQUIDATION PROCEEDS -- Are Liquidation Proceeds net of unreimbursed advances by the related Servicer, Monthly Advances, expenses incurred by the related Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

NET RATE -- For any mortgage loan, the then applicable mortgage rate thereon less the sum of (1) the Servicing Fee Rate and (2) the Lender Paid PMI Rate, if any, attributable thereto, in each case expressed as a per annum rate.

NON-OFFERED SUBORDINATE CERTIFICATES -- The Class B-4, Class B-5 and Class B-6 Certificates.

OFFERED CERTIFICATES -- The Senior Certificates, the Class R Certificates and the Offered Subordinate Certificates.

OFFERED SUBORDINATE CERTIFICATES -- The Class B-1, Class B-2 and Class B-3 Certificates.

ORIGINAL SUBORDINATE PRINCIPAL BALANCE -- The aggregate Current Principal Amount of the Subordinate Certificates as of the Closing Date.

OUTSTANDING PRINCIPAL BALANCE -- With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

PREPAYMENT INTEREST SHORTFALLS -- Has the meaning set forth under "Description of the Certificates--Interest Distributions."

PREPAYMENT PERIOD -- With respect to any distribution date is the calendar month immediately preceding the month in which such distribution date occurs.

PRINCIPAL PREPAYMENT -- Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

RATING AGENCIES-- Standard and Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

RBC -- RBC Mortgage Company.

REALIZED LOSS -- With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property.

RECORD DATE -- For each class of Offered Certificates and each distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

REGULAR CERTIFICATES -- All classes of Offered Certificates other than the Residual Certificates.

REO PROPERTY -- A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

REPURCHASE PRICE -- With respect to any mortgage loan required to be repurchased, an amount equal to the sum of (1) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase, (2) any unreimbursed Monthly Advances and servicing advances payable to a Servicer of the mortgage loan and (3) any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

REPURCHASE PROCEEDS -- The Repurchase Price in connection with any repurchase of a mortgage loan by the Seller and any cash deposit in connection with the substitution of a mortgage loan. See "Description of the Securities--Assignment of Trust Fund Assets" in the prospectus and "Pooling and Servicing Agreement--Representations and Warranties" in this prospectus supplement.

RESIDUAL CERTIFICATES -- The Class R Certificates.

RULES -- The rules, regulations and procedures creating and affecting DTC and its operations.

SCHEDULED PRINCIPAL BALANCE -- With respect to any mortgage loan and any distribution date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

SENIOR CERTIFICATES -- The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class IV-A-1, Class V-A-1, Class VI-A-1 and Class VII-A-1 Certificates.

SENIOR OPTIMAL PRINCIPAL AMOUNT -- With respect to each of the Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Senior Certificates and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amounts of each of the Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Senior Certificates, as applicable, immediately prior to such distribution date):

                  (1) the applicable Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to a Cross-Over Date);

                  (2) the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each mortgage loan in the related Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

                  (3) the applicable Senior Prepayment Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of mortgage loans in the related Loan Group;

                  (4) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Loan Group that became a Liquidated Mortgage Loan during the related
         Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan in the related Loan Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and
         (b) the applicable Senior Percentage of the sum of (i) the Scheduled Principal Balance of each mortgage loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan in the related Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

                  (5) any amount allocated to the Available Funds of the related Loan Group in accordance with paragraph (H) under "Description of the Certificates--Distributions on the Certificates;" and

                  (6) the applicable Senior Prepayment  Percentage of the sum of
         (a) the Scheduled Principal Balance of each mortgage loan in the related Loan Group which was repurchased by the Seller in connection with such distribution date and (b) the excess, if any, of the Scheduled Principal Balance of a mortgage loan in the related Loan Group that has been replaced by the Seller with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such distribution date over the Scheduled Principal Balance of such substitute mortgage loan.

SENIOR PERCENTAGE -- With respect to each Certificate Group and any distribution date, the lesser of (a) 100% and (b) the percentage obtained by dividing the Current Principal Amount of the Senior Certificates in the related Certificate Group by the aggregate Scheduled Principal Balance of the mortgage loans in the related Loan Group as of the beginning of the related Due Period. The initial Senior Percentage for each Certificate Group will be equal to approximately 93.75%.

SENIOR PREPAYMENT PERCENTAGE -- The Senior Prepayment Percentage for the Senior Certificates of each Certificate Group, on any distribution date occurring during the periods set forth below will be as follows:


Period (dates inclusive)         Senior Prepayment Percentage
August 2004 - July 2011          100%
August 2011 - July 2012          Senior Percentage for the related Senior  Certificates plus 70%
                                 of the Subordinate Percentage for the related Loan Group.
August 2012 - July 2013          Senior Percentage for the related Senior  Certificates plus 60%
                                 of the Subordinate Percentage for the related Loan Group.
August 2013 - July 2014          Senior Percentage for the related Senior  Certificates plus 40%
                                 of the Subordinate Percentage for the related Loan Group.
August 2014 - July 2015          Senior Percentage for the related Senior  Certificates plus 20%
                                 of the Subordinate Percentage for the related Loan Group.
August 2015 and thereafter       Senior Percentage for the related Senior Certificates.

         No scheduled reduction to the Senior Prepayment Percentage for the related Certificate Group shall be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Scheduled Principal Balance of the mortgage loans in all Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the mortgage loans in all Loan Groups do not exceed (a) 30% of the aggregate Current Principal Amount of the Original Subordinate Principal Balance if such distribution date occurs between and including August 2011 and July 2012, (b) 35% of the Original Subordinate Principal Balance if such distribution date occurs between and including August 2012 and July 2013, (c) 40% of the Original Subordinate Principal Balance if such distribution date occurs between and including August 2013 and July 2014, (d) 45% of the Original Subordinate Principal Balance if such distribution date occurs between and including August 2014 and July 2015, and (e) 50% of the Original Subordinate Principal Balance if such distribution date occurs during or after August 2015.

         In addition, if on any distribution date the weighted average of the Subordinate Percentages for such distribution date is equal to or greater than two times the weighted average of the initial Subordinate Percentages, and (a) the aggregate Scheduled Principal Balance of the mortgage loans in all Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the distribution date occurring in July 2007, cumulative Realized Losses on the mortgage loans in all Loan Groups as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate Principal Balance and (ii) after the distribution date occurring in July 2007, cumulative Realized Losses on the mortgage loans in all Loan Groups as of the end of the related Prepayment Period do not exceed 30% of the Original Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the related Senior Certificates for such distribution date will equal the Senior Percentage for the related Certificate Group; provided, however, if on such distribution date the Subordinate Percentage for the related Loan Group is equal to or greater than two times the initial Subordinate Percentage on or prior to the distribution date occurring in July 2007 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group for such distribution date, will equal the Senior Percentage for such Certificates plus 50% of the related Subordinate Percentage on such distribution date.

         Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator which is the aggregate Current Principal Amount of the Senior Certificates immediately preceding such distribution date, and the denominator of which is the Scheduled Principal Balance of the mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage with respect to all the Senior Certificates for such distribution date will equal 100%.

SERVICERS -- Waterfield, Countrywide Servicing, EMC, SouthTrust and other servicers.

SERVICING AGREEMENTS -- The servicing agreements specified in the Agreement between the Seller and the related Servicer.

SERVICING FEE -- With respect to each mortgage loan, a fee that accrues at the servicing fee rate, as set forth under the heading "Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

SERVICING FEE RATE - For each mortgage loan will be (i) 0.375% per annum with respect to Waterfield, (ii) 0.250% per annum, 0.375% or 0.3681% per annum with respect to Countrywide, (iii) 0.250% per annum or 0.375% per annum with respect to EMC, (iv) 0.250% per annum or 0.375% per annum with respect to SouthTrust and
(v) a per annum rate of either 0.250% or 0.375%, as set forth on the mortgage loan schedule, with respect to other Servicers.

SOUTHTRUST -- SouthTrust Mortgage Corporation.

SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT -- With respect to the Subordinate Certificates, the amount by which (x) the sum of the Current Principal Amounts of the Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Current Principal Amounts of the Certificates on such distribution date) exceeds (y) the Scheduled Principal Balances of the mortgage loans on the Due Date related to such distribution date.

SUBORDINATE CERTIFICATES-- The Non-Offered Subordinate Certificates and the Offered Subordinate Certificates.

SUBORDINATE OPTIMAL PRINCIPAL AMOUNT -- With respect to any Loan Group and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amount of the Subordinate Certificates immediately prior to such distribution date):

                  (1) the related Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (2) the related Subordinate Prepayment Percentage of the Scheduled Principal Balance of each mortgage loan in the related Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

                  (3) the related Subordinate Prepayment Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related Loan Group during the applicable Prepayment Period;

                  (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the Senior Certificates in the related Certificate Group pursuant to clause
         (4) of the definition of "Senior Optimal Principal Amount" on such distribution date;

                  (5) the related Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage in the related Loan Group loan which was repurchased by the Seller in connection with such distribution date and (b) the difference, if any, between the Scheduled Principal Balance of a mortgage loan in the related Loan Group that has been replaced by the Seller with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Scheduled Principal Balance of such substitute mortgage loan; and

                  (6) on the distribution date on which the aggregate Current Principal Amount of the Senior Certificates in the related Certificate Group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such Senior Certificates.

SUBORDINATE PERCENTAGE -- As of any distribution date and with respect to any Loan Group, 100% minus the related Senior Percentage for the related Certificate Group. The initial Subordinate Percentage for each Loan Group will be approximately 6.25%.

SUBORDINATE PREPAYMENT PERCENTAGE -- With respect to any Loan Group and as of any distribution date, 100% minus the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group.

SUBSEQUENT RECOVERIES -- As of any distribution date, amounts received during the related Due Period by the Master Servicer or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller) specifically related to a liquidated mortgage loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

WATERFIELD -- Union Federal Bank of Indianapolis.

WELLS FARGO -- Wells Fargo Bank, N.A.